UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )
____________________

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☐	Soliciting Material Pursuant to §240.14a-12
MEDPACE HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)
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Medpace Holdings, Inc.
Notice of Annual Meeting
of Stockholders
and Proxy Statement

DATE & TIME:
Friday, May 16, 2025
9:00 a.m. Eastern Time
LOCATION:
www.virtualshareholdermeeting.com/MEDP2025

MEDPACE HOLDINGS, INC.
5375 MEDPACE WAY
CINCINNATI, OHIO 45227

April 2, 2025
To Our Stockholders:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Medpace Holdings, Inc. at 9:00 a.m. Eastern Time, on Friday, May 16, 2025. We are conducting this year’s Annual Meeting as a virtual meeting of stockholders. We believe that hosting a virtual meeting provides expanded access and improved communication between our stockholders and the Company. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/MEDP2025. You will not be able to attend the Annual Meeting in person.
The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. If you would like to virtually attend the Annual Meeting, please review the section called “Who Can Attend the 2025 Annual Meeting of Stockholders?” on page 5 of the proxy statement for more information about how to virtually attend the meeting.
Whether or not you virtually attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card.
Thank you for your support.
Sincerely,

August J. Troendle
Chief Executive Officer and Chairman of the Board

Table of Contents—(Continued)

Notice of Annual Meeting of Stockholders
To Be Held Friday, May 16, 2025

MEDPACE HOLDINGS, INC.
www.virtualshareholdermeeting.com/MEDP2025

The Annual Meeting of Stockholders (the “Annual Meeting”) of Medpace Holdings, Inc., a Delaware corporation (the “Company” or “Medpace”), will be held at 9:00 a.m. Eastern Time, on Friday, May 16, 2025. The Annual Meeting will be held virtually and can be accessed online at www.virtualshareholdermeeting.com/MEDP2025 by using the control number distributed with these proxy materials, for the purposes described below. There is no physical location for the Annual Meeting.

1.To elect August J. Troendle and Dani S. Zander as Class III Directors to serve until the 2026 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;
2.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.To conduct an advisory vote to approve compensation for our named executive officers (“Say-on-Pay”);
4.To approve the Medpace Holdings, Inc. 2016 Amended and Restated Incentive Award Plan;
5.To vote on a stockholder proposal regarding implementation of simple majority voting, if properly presented at the meeting; and
6.To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting by or at the direction of the Board of Directors of the Company.

Holders of record of our Common Stock as of the close of business on March 20, 2025 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement, or adjournment of the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed postage-paid return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy can be revoked at your option as described on page 7.
By Order of the Board of Directors

Stephen P. Ewald
General Counsel and Corporate Secretary
Cincinnati, Ohio
April 2, 2025

Proxy Statement
This proxy statement is furnished in connection with the solicitation by the Board of Directors of Medpace Holdings, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Friday, May 16, 2025 (the “Annual Meeting”). Holders of record of shares of Common Stock, $0.01 par value (“Common Stock”), as of the close of business on March 20, 2025 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 30,228,414 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

Date & Time: Friday, May 16, 2025 9:00 a.m. Eastern Time	Held virtually at: www.virtualshareholdermeeting.com/MEDP2025	Record Date: March 20, 2025
This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2024 (the “2024 Annual Report”) will be released on or about April 2, 2025 to our stockholders on the Record Date.
In this proxy statement, “Medpace”, “Company”, “we”, “us”, and “our” refer to Medpace Holdings, Inc. and where applicable, our subsidiaries and predecessor entities.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON FRIDAY, MAY 16, 2025
This Proxy Statement and our 2024 Annual Report to Stockholders are available at www.proxyvote.com
Stockholders may obtain directions for accessing the meeting online by calling 1-513-579-9911 or visiting our website at www.medpace.com.

PROPOSALS
At the Annual Meeting, our stockholders will be asked:

1.To elect August J. Troendle and Dani S. Zander as Class III Directors to serve until the 2026 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

2.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

3.To conduct an advisory vote to approve compensation for our named executive officers (“Say-on-Pay Vote”);

4.To approve the Medpace Holdings, Inc. 2016 Amended and Restated Incentive Award Plan;

5.To vote on a stockholder proposal regarding implementation of simple majority voting, if properly presented at the meeting; and

6.To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting by or at the direction of the Board of Directors of the Company.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD
The Board of Directors (the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted in accordance with the Board’s recommendations which are as follows:

Proposals	Board’s Recommendation

1.To elect August J. Troendle and Dani S. Zander as Class III Directors to serve until the 2026 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified

FOR

2.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025	FOR

3.To conduct an advisory vote to approve compensation for our named executive officers (“Say-on-Pay Vote”)	FOR

4.To approve the Medpace Holdings, Inc. 2016 Amended and Restated Incentive Award Plan	FOR

5.To vote on a stockholder proposal regarding implementation of simple majority voting, if properly presented at the meeting	AGAINST

If any other matter properly comes before the stockholders for a vote at the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
INFORMATION ABOUT THIS PROXY STATEMENT
Why you received this proxy statement. You are viewing or have received these proxy materials because Medpace’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Medpace is making this proxy statement and its 2024 Annual Report available to its stockholders electronically via the Internet. On or about April 2, 2025, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2024 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2024 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single Internet Notice or set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Internet Notice or one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Internet Notice or proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Internet Notice or proxy materials, contact Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Internet Notices or proxy materials for your household, please contact Broadridge at the above phone number or address.

Questions and Answers about the 2025 Annual Meeting of Stockholders
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is March 20, 2025. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 30,228,414 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name. That is, shares are registered in your name with our transfer agent. Shares held in “street name” means shares that are held by a bank or broker on a person’s behalf.
Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares virtually at the Annual Meeting, unless you obtain a legal proxy from your bank or brokerage firm.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting as of the Record Date will constitute a quorum.
Who can attend the 2025 Annual Meeting of Stockholders?
We will be hosting the Annual Meeting live via the Internet. You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the meeting live via the Internet at www.virtualshareholdermeeting.com/MEDP2025. The webcast will start at 9:00 a.m. Eastern Time. You will need the sixteen digit control number that is included in your Notice or your proxy card (if you received a printed copy of the proxy materials) to vote and submit questions while attending the meeting online. You may attend the Annual Meeting only if you are a Medpace stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting.
Why will I be able to attend the meeting virtually and not in person?
We are hosting a virtual meeting of stockholders because the virtual meeting format provides expanded access and improved communication between our stockholders and the Company. We see the virtual format as a way to drive more stockholders to attend and participate in the Annual Meeting because the virtual format allows stockholders, wherever they may be located, to attend the Annual Meeting. Mindful that our stockholders reside in locations throughout the United States and

QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL MEETING OF STOCKHOLDERS
the world, we want to provide an opportunity to our stockholders to attend the Annual Meeting without incurring the expense or devoting the time to travel to a physical location. In other words, we believe that the virtual format not only enhances the access stockholders have in attending the Annual Meeting, but it also saves our stockholders the money and time travel can require.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, (i) the Chairperson of the Annual Meeting or (ii) the stockholders, by a majority in voting power thereof, present virtually or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.
What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope.
How do I vote?
We recommend that stockholders vote by proxy even if they plan to virtually attend the Annual Meeting and vote virtually. If you are a stockholder of record, there are three ways to vote by proxy:

By Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card.
By Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card.
By Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 15, 2025.
If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares virtually at the Annual Meeting, you should contact your bank or broker to obtain a legal proxy.

QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL MEETING OF STOCKHOLDERS
Can I change my vote after I submit my proxy?
Yes.
If you are a record stockholder (i.e., your shares are registered in your name with our transfer agent), you may revoke your proxy and change your vote:
•by delivering to our Corporate Secretary a duly executed new proxy bearing a later date;
•by granting a subsequent proxy through the Internet or telephone;
•by delivering a revocation of the proxy to our Corporate Secretary prior to or when the vote is taken; or
•by voting virtually at the Annual Meeting.
Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary before your proxy is voted or you vote virtually at the Annual Meeting.
If your shares are held in street name (i.e., through a broker or bank), you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote virtually at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 3 of this proxy statement, as well as with the description of each proposal in this proxy statement.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL MEETING OF STOCKHOLDERS
How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes

Proposal 1: Election of Directors	The plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the shares present and entitled to vote on the matter.	Abstentions will have the same effect as votes against. We do not expect any broker non-votes on this proposal.

Proposal 3: Approval, on an advisory basis, of the Compensation of our Named Executive Officers	The affirmative vote of the holders of a majority in voting power of the shares present and entitled to vote on the matter.	Abstentions will have the same effect as votes against. Broker non-votes will have no effect.

Proposal 4: Approval of the Medpace Holdings, Inc. 2016 Amended and Restated Incentive Award Plan	The affirmative vote of the holders of a majority in voting power of the shares present and entitled to vote on the matter.	Abstentions will have the same effect as votes against. Broker non-votes will have no effect.

Proposal 5: Vote on a stockholder proposal regarding implementation of simple majority voting	The affirmative vote of the holders of a majority in voting power of the shares present and entitled to vote on the matter.	Abstentions will have the same effect as votes against. Broker non-votes will have no effect.

What is an abstention and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of a director, or an “abstention,” in the case of the proposals regarding the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, the advisory vote on the compensation of our named executive officers (“Say-on-Pay Vote”), the approval of the 2016 Amended and Restated Incentive Award Plan, and the stockholder proposal represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of a director. Abstentions have the same effect as votes against the ratification of the appointment of Deloitte & Touche LLP, the Say on Pay Vote, the approval of the 2016 Amended and Restated Incentive Award Plan and the stockholder proposal.

QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL MEETING OF STOCKHOLDERS
What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, including Proposals 1, 3, 4 and 5. Broker non-votes count for purposes of determining whether a quorum is present. Broker non-votes will have no effect on the outcome of Proposals 1, 3, 4 and 5.
Where can I find the voting results of the 2025 Annual Meeting of Stockholders?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSAL 1
Election of Directors

At the Annual Meeting, two (2) Class III Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2026 and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
We currently have seven (7) directors on our Board, including two (2) Class III Directors. Our current Class III Directors are August J. Troendle, who has served on our Board since July 1992, and Dani S. Zander, who has served on our Board since July 1, 2024. The Board has nominated August J. Troendle and Dani S. Zander for election as Class III Directors at the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
As set forth in our Amended and Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At the 2024 Annual Meeting of Stockholders, more than 66-2/3% of the outstanding shares entitled to vote thereon voted to amend our Amended and Restated Certificate of Incorporation to phase out the classified Board so that the Board will be fully declassified by the 2027 Annual Meeting of Stockholders. Pursuant to the Certificate Amendment, the phase out of the classified Board commences with the 2025 Annual Meeting of Stockholders, at which the Class III directors will be up for election, and each such director will be elected for a one-year term. At the 2026 Annual Meeting of Stockholders, the Class I directors and the Class III directors will be up for election, and each such director will be elected for a one-year term. Finally, at the 2027 Annual Meeting of Stockholders, the division of the Board into three classes will terminate, all directors will be up for election, and each director elected at the 2027 Annual Meeting of Stockholders (and at all annual meetings thereafter) will be elected for a one-year term and until his or her successor is duly elected and qualified or until such director’s earlier death, resignation or removal. The phasing in of annual elections of directors over this period is designed so that the term of any incumbent director will not be shortened, and to ensure a smooth transition to a system of annual elections of all our directors.
The current class structure is as follows: Class I, whose current term expires at the 2026 Annual Meeting of Stockholders; Class II, whose current term expires at the 2027 Annual Meeting of Stockholders; and Class III, whose current term expires at the 2025 Annual Meeting of Stockholders and whose new term (if elected) will expire at the 2026 Annual Meeting of Stockholders. The current Class I Directors are Brian T. Carley, Femida H. Gwadry-Sridhar, and Robert O. Kraft and the current Class II Directors are Fred B. Davenport, Jr. and Cornelius P. McCarthy III.
There are no family relationships among any of our executive officers or directors. Our Chief Executive Officer and founder, August J. Troendle and our Executive Vice President of Operations, Susan E. Burwig, each of whom is a named executive officer, cohabitate. For information regarding each of their compensation arrangements, see “Executive Compensation.”
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented thereby for the election as Class III Directors the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve, or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

PROPOSAL 1 – ELECTION OF DIRECTORS
VOTE REQUIRED
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors.

The Board of Directors unanimously recommends a vote FOR the election of the following Class III Director nominees.
NOMINEES FOR CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2026 ANNUAL MEETING)
The current members of the Board who are also nominees for election to the Board as Class III Directors are as follows:

Name	Age	Served as a Director Since	Position with Medpace
August J. Troendle	68	1992	Chief Executive Officer and Chairman of the Board
Dani S. Zander	63	2024	Director
The principal occupations and business experience, for at least the past five years, of each Class III Director Nominee for election at the 2025 Annual Meeting are as follows:

August J. Troendle

Age: 68 Director Since: Founding in July 1992
August J. Troendle, M.D. has been the Chief Executive Officer and Chairman of the Board of Directors of Medpace since he founded the Company in July 1992, and also was the President through July 31, 2021. Before founding Medpace, Mr. Troendle served as a manager from 1987 to 1992 at Sandoz (Novartis), where he was responsible for the clinical development of lipid altering agents. From 1986 to 1987, Mr. Troendle worked as a Medical Review Officer in the Division of Metabolic and Endocrine Drug Products at the FDA. Mr. Troendle also has extensive experience serving as a director for a diverse group of public and private companies, including as a director of Coherus BioSciences, Inc. from 2012 to February 2018, as a director of Xenon Pharmaceuticals Inc. from 2007 to 2008, as a director of LIB Therapeutics, Inc. since 2015, as a director of CinCor Pharma, Inc. from March 2018 to November 2021, and as a director of CinRx Pharma, LLC since 2015.
Mr. Troendle received his Medical Degree from the University of Maryland, School of Medicine and his Master of Business Administration from Boston University. We believe Mr. Troendle brings to our Board valuable perspective and experience as our Chief Executive Officer, and as a former member of a large pharmaceutical company and the FDA, as well as extensive knowledge of the CRO and biopharmaceutical industries, and his experience serving on public and private boards, all of which qualify him to serve as the Chairman of our Board.

PROPOSAL 1 – ELECTION OF DIRECTORS

Dani S. Zander

Age: 63 Director Since: July 1, 2024
Dr. Zander is the MacKenzie Chair of the Department of Pathology and Laboratory Medicine at the University of Cincinnati, and Chief of Pathology and Laboratory Medicine for UC Health. She previously served as Chair of the Department of Pathology at Penn State and held other faculty and leadership positions at the University of Texas Health Science Center at Houston and the University of Florida College of Medicine.
Dr. Zander is a practicing lung pathologist and cytopathologist with research focused primarily on lung cancer and lung transplantation. She has been an editor of five pulmonary pathology and molecular pathology books, served as the elected president of four pathology societies and she is a past president of the Association of Pathology Chairs (APC), recently renamed as the Association for Academic Pathology (AAPath). She has published numerous papers, served on DOD and NIH study sections, and was elected chair of the DOD's Lung Cancer Research Program's Programmatic Panel. She has also held multiple editorial positions including that of Associate Editor of the American Journal of Pathology.
Leadership education and training, especially for academic pathologists, has been a passion for Dr. Zander throughout her career. She led the design and launch of the first Pathology Leadership Academy of the APC in 2016. Dr. Zander has also served as a mentor for faculty, residents and medical students and has been recognized with several teaching awards.
Dr. Zander received her Bachelor of Arts degree in chemistry from New York University and her Doctor of Medicine from the University of Florida. Dr. Zander was chosen as a director because of her significant experience in pathology and laboratory medicine and her extensive experience in clinical research.

PROPOSAL 1 – ELECTION OF DIRECTORS
CLASS I DIRECTORS (TERMS TO EXPIRE AT THE 2026 ANNUAL MEETING)
The current members of the Board who are Class I Directors are as follows:

Name	Age	Served as a Director Since	Position with Medpace
Brian T. Carley	71	2016	Director
Femida H. Gwadry-Sridhar	63	2023	Director
Robert O. Kraft	54	2016	Director
The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:

Brian T. Carley

Age: 71 Director Since: July 1, 2016
Mr. Carley recently retired and previously served as a full-time consultant to Clubessential Holdings, LLC, a privately held Software as a Service (SaaS) holding company providing member management and payments software. From 2016 to 2023, Mr. Carley was the Senior Vice President and Chief Financial Officer of Clubessential Holdings, LLC. He previously served as President and Chief Executive Officer of the Cincinnati USA Regional Chamber from 2014 to 2015. From 2002 to 2014, Mr. Carley worked at Deloitte & Touche LLP, where he served as regional and office audit division head and audit partner. Before joining Deloitte & Touche LLP, Mr. Carley was employed by Arthur Andersen LLP from 1976 to 2002. There, he served as office managing partner and audit partner. Mr. Carley also has extensive experience serving as a director for a diverse group of companies, including as a director of Assurex Health, Inc. from 2015 until its sale in August 2016, as a director of some of the Clubessential Holdings, LLC operating companies and as a director and officer of numerous civic and charitable organizations. Mr. Carley currently sits on the board of directors of the following private companies or civic and charitable organizations: TriHealth, Inc. and Cincinnati Works.
Mr. Carley received his Bachelor of Science in Accountancy from the University of Illinois, and he is a retired Certified Public Accountant. Mr. Carley was chosen as a director because of his significant financial, accounting and directorship experience from his background as an audit partner at Deloitte & Touche LLP and Arthur Andersen LLP and his experience serving on boards.

PROPOSAL 1 – ELECTION OF DIRECTORS

Femida H. Gwadry-Sridhar

Age: 63 Director Since: January 16, 2023
Dr. Gwadry-Sridhar is the Founder and Chief Executive Officer of Pulse Infoframe Inc., a privately held real-world evidence generation platform company providing solutions for disease registries, natural history studies and other observational and regulatory grade studies since 2011. During her career she has held academic appointments at Western University and as a visiting Professor at the University of Southern California. Dr. Gwadry-Sridhar is considered a thought leader in real-world evidence with over 220 publications in top tier journals, recognition as a career scientist and lifetime fellow of the Canadian Institute of Health Research (CIHR), and as a founding member of the medical adherence group at the Society for Pharmacoeconomics and Outcomes Research (ISPOR). She has been recognized as and supports female entrepreneurs in digital health and has served on numerous community and non-profit boards. She is also a Director of Pulse Infoframe Inc. and Pulse Infoframe US, LLC.
Dr. Gwadry-Sridhar received a B.S. Biology from Western University, a B.Sc.Phm. from University of Toronto, a M.Sc. (epi) from Western University and Ph.D. in health research methodology from McMaster University. Dr. Gwadry-Sridhar was chosen as a director because of her significant experience in research, clinical trials, observational designs and real-world data as well as her experience as an executive in the biosciences industry.

Robert O. Kraft

Age: 54 Director Since: July 1, 2016
Mr. Kraft has served as the Chief Financial Officer and Treasurer of The Hillman Companies, Inc. and The Hillman Group since November 2017. Mr. Kraft served as the Executive Vice President of CVS Health Corporation and the President of Omnicare, Inc., CVS’s long-term care business, from August 2015 to September 2017. From September 2012 to August 2015, Mr. Kraft served as Senior Vice President and Chief Financial Officer of Omnicare, Inc., and from November 2010 to September 2012, he served as Senior Vice President, Finance of Omnicare, Inc. Before joining Omnicare, Inc., Mr. Kraft was an audit partner at PricewaterhouseCoopers LLP, where he worked for 18 years.
Mr. Kraft received his Bachelor’s Degree in Accounting from the University of Dayton. Mr. Kraft was chosen as a director because of his significant financial and accounting experience from his background as an audit partner at PricewaterhouseCoopers LLP and his experience as an executive of a public company.

PROPOSAL 1 – ELECTION OF DIRECTORS
CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2027 ANNUAL MEETING)
The current members of the Board who are Class II Directors are as follows:

Name	Age	Served as a Director Since	Position with Medpace
Fred B. Davenport, Jr.	73	2018	Lead Director
Cornelius P. McCarthy III	65	2018	Director
The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

Fred B. Davenport, Jr.

Age: 73 Director Since: August 13, 2018
Mr. Davenport is a partner at the law firm of Murchison, Taylor & Gibson, PLLC and focuses his practice on mergers and acquisitions, general corporate representation and estate planning. He previously served as President of Pharmaceutical Product Development, Inc. (“PPD”) from 2002 to 2006. From 2001 to 2002, Mr. Davenport was Executive Vice President of PPD and from 1996 to 2001 he was General Counsel of PPD. Prior to joining PPD, Mr. Davenport practiced at Murchison, Taylor & Gibson, PLLC as an associate from 1977 to 1980 and as a partner from 1981 to 1996, which included acting as the managing partner from 1991 to 1995. Mr. Davenport has also served on the faculty of the Cameron School of Business as a tenured professor. From 2015 to March 2016, Mr. Davenport was a Director of Clinipace Worldwide and from 2009 to 2011 he was a Director of Medex Global Group, Inc. Additionally, Mr. Davenport was a Director of predecessor entities of the Company from 2007 to 2013. Mr. Davenport has also served on numerous community and non-profit boards.
Mr. Davenport received his Bachelor’s Degree, MBA and JD from the University of North Carolina at Chapel Hill. Mr. Davenport was chosen as a director because of his significant experience in the CRO industry, his experience as an executive and his experience serving on boards.

Cornelius P. McCarthy III

Age: 65 Director Since: August 13, 2018
Mr. McCarthy has served as the Managing Director and CEO of Fairmount Partners since 2003 and focuses primarily on healthcare and pharmaceutical outsourced services. Prior to founding Fairmount Partners, Mr. McCarthy was Vice President, Managing Director and Head of US Investment Banking at PMG/Investec from 1997 to 2003. Prior to 1997, Mr. McCarthy held a number of legal and investment banking roles. Mr. McCarthy is currently a Director of Atlantic Research Services, LLC and NMS Laboratories, Inc. Additionally, from 2006 to 2013 he was a Director of predecessor entities of the Company.
Mr. McCarthy received his undergraduate degree from the University of Virginia where he was an Echols Scholar and his JD from Villanova Law School. Mr. McCarthy was chosen as a director because of his significant investment and financial experience, his experience in the CRO industry and his experience serving on boards.

PROPOSAL 2
Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Deloitte & Touche LLP has served as our independent registered public accounting firm since 2002. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of Deloitte & Touche LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
Deloitte & Touche LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2024. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Deloitte & Touche LLP is expected to virtually attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
In the event that the appointment of Deloitte & Touche LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2026. Even if the appointment of Deloitte & Touche LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of the Company.
VOTE REQUIRED
This proposal requires the affirmative vote of the holders of a majority in voting power of the shares present and entitled to vote on the matter.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2024 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) standards.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by applicable requirements of the PCAOB describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Medpace Holdings, Inc.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Brian T. Carley (Chair)
Fred B. Davenport, Jr.
Robert O. Kraft

Independent Registered Public Accounting Firm Fees and Other Matters
The following table summarizes the fees of Deloitte & Touche LLP and its subsidiaries and affiliates, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2024	2023

Audit Fees	$1,323,900	$1,226,500
Tax Fees	28,700	53,000
All Other Fees	2,000	2,000
Total Fees	$1,354,600	$1,281,500
“Audit Fees” consist of fees billed for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements, statutory audits of foreign subsidiaries, a consent, and consultation on accounting matters.
“Tax Fees” consist of professional services for tax consulting and tax compliance performed by Deloitte & Touche LLP and its subsidiaries and affiliates.
“All Other Fees” are comprised of fees for miscellaneous professional services.
AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) which sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Deloitte & Touche LLP and its subsidiaries and affiliates to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by Deloitte & Touche LLP and its subsidiaries and affiliates has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by Deloitte & Touche LLP and its subsidiaries and affiliates without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

Named Executive Officers
The following table identifies our current named executive officers:

Name	Biographical Information

August J. Troendle, 68 Chief Executive Officer and Chairman of the Board	See biography on page 11 of this proxy statement.

Kevin M. Brady, 50 Chief Financial Officer and Treasurer
Kevin M. Brady joined Medpace in November 2018 as Executive Director, Finance, a position he held through July 31, 2021. Mr. Brady has served as Treasurer of the Company since February 2019. Mr. Brady was appointed Chief Financial Officer on August 1, 2021. Prior to joining Medpace, Mr. Brady served as Vice President & Corporate Controller of Assurex Health from May 2015 through August 2016 and then, following the acquisition of Assurex Health by Myriad Genetics, Inc., as Vice-President of Finance for Myriad Genetics, Inc. from August 2016 until 2018. Mr. Brady served as Corporate Controller of Champion Window Manufacturing from 2014 to 2015. From 2003 to 2014, Mr. Brady held various positions at The Procter & Gamble Company. Mr. Brady started his career in the audit practice at Ernst & Young LLP. Mr. Brady received his Bachelor of Business Administration degree from the University of Cincinnati and is a Certified Public Accountant.

Jesse J. Geiger, 50 President
Jesse J. Geiger joined Medpace in October 2007 as Corporate Controller, and he was appointed Chief Financial Officer in March 2011. Mr. Geiger became Chief Operating Officer, Laboratory Operations in November 2014. Mr. Geiger was appointed to the position of President on August 1, 2021. Prior to joining Medpace, Mr. Geiger worked for SENCORP from 2004 to 2007 as the Corporate Controller and Manager of Financial Planning and Analysis. Prior to SENCORP, Mr. Geiger served as the Director of Capital Markets for Cincinnati Bell from 2002 to 2004. Mr. Geiger started his career in the audit practice at Arthur Andersen LLP. Mr. Geiger has served as a director for several private companies, including as a director of LIB Therapeutics, Inc. since 2015 and as a director of CinRx Pharma, LLC since 2015. Mr. Geiger received his Bachelor of Business Administration in Accounting from the University of Cincinnati and is a Certified Public Accountant (inactive).

Susan E. Burwig, 62 Executive Vice President, Operations
Susan E. Burwig joined Medpace in August 1993 and has served in various key leadership roles. From February 2003 to May 2015, Ms. Burwig served as Senior Vice President, Clinical Operations, overseeing clinical trial management, clinical monitoring, start-up, including feasibility, and new business proposals. In June 2015, Ms. Burwig was appointed Senior Vice President, Operations, and in January 2017 she was named as Executive Vice President, Operations. Prior to joining Medpace, Ms. Burwig held several clinical roles, including leading heart failure clinical research studies at the University of Cincinnati. Ms. Burwig received her Bachelor of Science in Nursing as well as an MA in Sports Administration from Kent State University.

NAMED EXECUTIVE OFFICERS

Stephen P. Ewald, 55 General Counsel and Corporate Secretary
Stephen P. Ewald joined Medpace as General Counsel and Corporate Secretary in June 2012. Mr. Ewald has also led the Human Resources department and other administrative functions since the third quarter of 2017. Prior to joining Medpace, Mr. Ewald served as the Managing Director and Chief Legal Officer of Brevet Capital Management from May 2011 to June 2012. From May 2009 to May 2011, he was a Managing Director and Assistant General Counsel for Cantor Fitzgerald Securities/Cantor Fitzgerald & Co. Mr. Ewald was employed with Bank of America from 1999 to 2009, serving in various roles within the legal department and the Global Markets Group, including Managing Director and Chief Operating Officer of the Principal Capital Group, a proprietary investing group within Bank of America Securities. Mr. Ewald has served as director for several private companies, including as a director, chairman of the board and immediate past chairman of the board of Mercy Health Foundation Cincinnati since 2015, 2018 and 2024, respectively, as a director of LIB Therapeutics, Inc. since 2015 and as a director of CinRx Pharma, LLC since 2015. Since 2024, Mr. Ewald has also served on the board of directors of the Cincinnati USA Regional Chamber. Mr. Ewald received his Bachelor of Science in Political Sciences from the University of Cincinnati and his Juris Doctorate from the University of Cincinnati College of Law.

Corporate Governance
GENERAL
Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Audit Committee, Compensation Committee and Nominating and Governance Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Corporate Governance” section of the “Investors” page of our website located at www.medpace.com, or by writing to our Corporate Secretary at our offices at 5375 Medpace Way, Cincinnati, Ohio 45227.
BOARD COMPOSITION
Our Board currently consists of seven members: Brian T. Carley, Fred B. Davenport, Jr., Femida H. Gwadry-Sridhar, Robert O. Kraft, Cornelius P. McCarthy III, August J. Troendle and Dani S. Zander. Our Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board.

Under Delaware law, directors of companies that have a classified board may be removed only for cause, unless the certificate of incorporation provides otherwise, while directors of companies that do not have a classified board may be removed with or without cause. Until last year, Article FIFTH of our Amended and Restated Certificate of Incorporation provided that a director may be removed from office only for cause, and any such removal will require the affirmative vote of the stockholders representing at least 66-2/3% of the votes eligible to be cast in an election of directors. Last year, stockholders voted to amend such provision to provide that any director serving in a class of directors elected for a term expiring at the third annual meeting following the election of such class shall be removable only for cause, and all other Directors shall be removable either with or without cause. The removal of a director, whether with or without cause, will continue to require the affirmative vote of the stockholders representing at least 66-2/3% of the votes eligible to be cast in an election of directors.
DIRECTOR INDEPENDENCE
All of our directors, other than August J. Troendle, qualify as “independent” in accordance with the listing requirements of NASDAQ. The NASDAQ independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by NASDAQ rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. Mr. Troendle is not independent because he is the Chief Executive Officer of Medpace.
DIRECTOR CANDIDATES
In July 2021, the Board established a Nominating and Governance Committee and adopted a committee charter. For more information, see “Committees of the Board”, “Nominating and Governance Committee”.
With respect to facilitating the search process for director candidates, the Nominating and Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Governance Committee reviews the backgrounds of those candidates, evaluates candidates’

CORPORATE GOVERNANCE
independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Governance Committee of candidates for election as a director.
In evaluating the suitability of individual candidates, the Nominating and Governance committee may consider many factors, including: (i) minimum individual qualifications, including a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments and (ii) all other factors it considers appropriate, which may include experience in corporate management, experience as a board member of other public companies, relevant professional or academic experience, leadership skills, financial and accounting background, executive compensation background, diversity, and whether the candidate has the time required to fully participate as a director of the Company. The Nominating and Governance Committee will include gender, racial and ethnic diversity as part of its search criteria, consistent with the requirement for relevant and diverse experience, skills and industry familiarity. Our Corporate Governance Guidelines provide that the Board should monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.
Stockholders may recommend individuals to the Board for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information, a questionnaire and other materials required by Article I, Sections 1.14 and 1.15 of our Second Amended and Restated Bylaws, to the Board of Directors, c/o Corporate Secretary, Medpace Holdings, Inc., 5375 Medpace Way, Cincinnati, Ohio 45227. Article I, Sections 1.14 and 1.15 of our Bylaws outlines the specific requirements for stockholders who wish to nominate individuals for election as directors. The nomination notice required by the Bylaws must be delivered not later than the 90th day, nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting, subject to the other conditions in the Bylaws. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Board will evaluate stockholder recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
COMMUNICATIONS FROM STOCKHOLDERS
The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Corporate Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Corporate Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board in writing: Board of Directors, c/o Corporate Secretary, Medpace Holdings, Inc., 5375 Medpace Way, Cincinnati, Ohio 45227.
BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT
Our Board exercises its discretion in combining or separating the roles of Chairman of the Board and Chief Executive Officer as it deems appropriate in light of prevailing circumstances. We believe that we, like many U.S. companies, are well-served by a flexible leadership structure. August J. Troendle, our Chief Executive Officer, serves as Chairman of the Board. Our Board has determined that combining the roles of Chairman of the Board and Chief Executive Officer is best for our Company and its stockholders at this time because it promotes unified leadership by Mr. Troendle and allows for a single, clear focus for management to execute the Company’s strategy and business plans. Our Board is comprised of

CORPORATE GOVERNANCE
individuals with extensive experience in finance, the healthcare industry and public company management and, with the exception of Mr. Troendle, is comprised of directors who meet the independence standards of NASDAQ. For these reasons and because of the strong leadership of Mr. Troendle as Chairman of the Board and Chief Executive Officer, our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Our Corporate Governance Guidelines provide that, if the Company does not qualify as a “controlled company” within the meaning of the NASDAQ rules, whenever our Chairman of the Board is also a member of management or is a director that does not otherwise qualify as an independent director, the independent directors may elect a lead director whose responsibilities include, but are not limited to, presiding over all meetings of the Board at which the Chairman is not present, including any executive sessions of the independent directors; approving Board meeting schedules and contributing to meeting agendas; and acting as the liaison between the independent directors and the Chief Executive Officer and Chairman of the Board. The full list of responsibilities of our lead director may be found in our Corporate Governance Guidelines. In October 2018, the independent directors elected Fred B. Davenport, Jr. as lead director.
Risk assessment and oversight are an integral part of our governance and management processes. Our management is responsible for our day-to-day risk management activities. Our Board oversees the implementation of risk mitigation strategies by management and encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Examples of these risks include, but are not limited to, legal risks, economic risks, business operations risks, regulatory compliance risks, cybersecurity risks and reputational risks. With respect to the Board's oversight of cybersecurity risks, the Board receives, at least twice per year, from management and the Company's information systems officers fulsome reports on the Company's information systems, the cybersecurity landscape and cyber actors and threats.
Throughout the year, senior management reviews these and other risks with the Board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. Our Board administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
PERIODIC BOARD EVALUATION
Our Corporate Governance Guidelines require the Board to oversee a periodic assessment of the Board and its committees and this assessment was conducted in 2021 and 2024. The Board of Directors and committees conduct self-evaluations to assess the qualifications, attributes, skills and experience represented on the Board and to determine whether the Board and its committees are functioning effectively. The Nominating and Governance Committee receives input on the Board’s performance from directors, discusses the input with the full Board and oversees the full Board’s review of its performance. The self-assessments focus on the Board’s and committees’ contribution to the Company and on areas in which the Board or management believes that the Board or any of its committees could improve. The Board and the Nominating and Governance Committee use the self-evaluations in making determinations regarding which directors will be nominated for election at the Annual Meeting. The Board and committee evaluation process also informs Board and committee composition, which includes evolution of the director skills and experience qualifications criteria to meet the current and anticipated needs of the business.

CORPORATE GOVERNANCE
CODE OF ETHICS
We have a written Code of Business Conduct and Ethics (the “Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Code in the “Corporate Governance” section of the “Investors” page of our website located at www.medpace.com. In addition, we intend to post on our website all disclosures that are required by law or the rules of NASDAQ concerning any amendments to, or waivers from, any provision of the Code.
ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS
There were four (4) meetings of the Board during the fiscal year ended December 31, 2024. During the fiscal year ended December 31, 2024, all members of the Board of Directors attended all meetings of the Board during the period in which he or she served as a director. All non-employee directors attended all executive sessions of meetings of the Board without the presence of management during the period in which he or she served as a director. All directors attended all meetings of the committees on which the director served. Six of the seven directors at the time of the 2024 Annual Meeting of Stockholders attended the 2024 Annual Meeting.
Under our Corporate Governance Guidelines, which are available in the “Corporate Governance” section of the “Investors” page of our website located at www.medpace.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the Independent Directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the Chairman of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting.

Committees of the Board
Our Board has established three standing committees, Audit, Compensation, and Nominating and Governance, each of which operates under a written charter that has been approved by our Board. All of the members of each of the Board’s three standing committees are independent as defined under the NASDAQ rules.
The current members of each of the Board committees and committee Chairs are set forth in the following chart.

Name	Audit	Compensation	Nominating and Governance
Brian T. Carley	Chair		■
Fred B. Davenport, Jr. (Lead Director)	■	Chair	■
Femida H. Gwadry-Sridhar			■
Robert O. Kraft	■	■	■
Cornelius P. McCarthy III		■	■
August J. Troendle
Dani S. Zander			■
AUDIT COMMITTEE
The purpose of our Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. In fulfilling its purpose, our Audit Committee has the following duties:
•appointing, retaining, overseeing, approving the compensation of, and assessing the independence of our independent registered public accounting firm and any other registered public accounting firm that may be engaged for audit, attestation and related services;
•evaluating the qualifications, performance and independence of the independent auditors, including a review and evaluation of the lead partner on the audit, taking into account the opinions of management and the Company’s internal auditor;
•reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•reviewing and discussing with management and the independent auditors major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy and effectiveness of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;
•reviewing with the independent registered public accounting firm and management any new accounting standards or pronouncements that will be implemented;
•discussing the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;
•discussing with the independent registered public accounting firm audit problems or difficulties;
•discussing our risk assessment and management policies;
•reviewing and approving related person transactions;

COMMITTEES OF THE BOARD
•reviewing and pre-approving audit and non-audit services proposed to be performed by the independent registered public accounting firm, as further described on page 18 of this proxy statement; and
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting or auditing matters.
The Audit Committee charter is available in the “Corporate Governance” section of the “Investors” page of our website located at www.medpace.com. As of December 31, 2024, the members of the Audit Committee are Mr. Carley, Mr. Davenport and Mr. Kraft, all of whom meet the independence requirements under Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules of NASDAQ, including those related to Audit Committee membership. Mr. Carley serves as the Chairperson of the Audit Committee. The members of our Audit Committee meet the requirements for financial literacy under the applicable rules of NASDAQ. Our Board has determined that Mr. Carley is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.
The Audit Committee met four (4) times in 2024 and each member of the Audit Committee attended 100% of the meetings.
COMPENSATION COMMITTEE
The purpose of our Compensation Committee is to assist the Board in the discharge of its responsibilities relating to the compensation of our executive officers. In fulfilling its purpose, our Compensation Committee has the following principal duties:
•reviewing and setting or making recommendations to the Board regarding the compensation of the CEO;
•reviewing and approving or making recommendations of the Board regarding our cash and equity incentive plans and arrangements;
•reviewing and making recommendations to our Board with respect to director compensation; and
•reviewing and discussing with management our “Compensation Discussion and Analysis,” and the compensation of our named executive officers.
Pursuant to the Compensation Committee’s charter, which is available in the “Corporate Governance” section of the “Investors” page of our website located at www.medpace.com, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. The Compensation Committee may delegate its authority under its charter to a subcommittee as it deems appropriate from time to time. The Compensation Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it deems appropriate, including the authority to request any officer, employee or adviser of the Company to meet with the Compensation Committee or any advisers engaged by the Compensation Committee. In addition to the foregoing and other authority expressly delegated to the Compensation Committee in the charter, the Compensation Committee may also exercise any other powers and carry out any other responsibilities consistent with the charter, the purposes of the Compensation Committee, the Company’s bylaws and applicable rules of NASDAQ.
As of December 31, 2024, the members of our Compensation Committee are Mr. Davenport, Mr. Kraft and Mr. McCarthy. All members of the Compensation Committee meet the heightened standard for independence specific to members of a compensation committee under NASDAQ rules. Mr. Davenport serves as the Chairperson of the Compensation Committee.
The Compensation Committee met four (4) times during 2024 and each member of the Compensation Committee attended 100% of the meetings.

COMMITTEES OF THE BOARD
NOMINATING AND GOVERNANCE COMMITTEE
The purpose of our Nominating and Governance Committee is to (1) assist the Board in identifying individuals qualified to become Board members, consistent with the qualification standards and additional selection criteria set forth in the Company’s Corporate Governance Guidelines; (2) recommend to the Board the director nominees for the next annual meeting of stockholders and the individuals to fill vacancies occurring between annual meetings of stockholders; (3) recommend to the Board matters of corporate governance, including periodic review of the Company’s Corporate Governance Guidelines; and (4) recommend to the Board director nominees for each committee.
Pursuant to the Nominating and Governance Committee’s charter, which is available in the “Corporate Governance” section of the “Investors” page of our website located at www.medpace.com, the Nominating and Governance Committee has the authority to retain or obtain advice from consultants, legal counsel and other advisors (independent or otherwise) that the committee believes to be necessary or appropriate. The Nominating and Governance Committee may delegate its responsibilities under its charter to a subcommittee. In addition to the foregoing and other duties and responsibilities expressly delegated to the Nominating and Governance Committee in the charter, the Nominating and Governance Committee may also exercise any other powers and carry out any other responsibilities consistent with the charter, the purposes of the Nominating and Governance Committee, the Company’s bylaws and applicable NASDAQ rules.
As of December 31, 2024, the members of our Nominating and Governance Committee were Mr. Carley, Mr. Davenport, Dr. Gwadry-Sridhar, Mr. Kraft, Mr. McCarthy and Dr. Zander. All members of the Nominating and Governance Committee meet the standard for independence specific to members of a nominating and governance committee under NASDAQ rules.
The Nominating and Governance Committee met four (4) times during 2024. Each member of the Nominating and Governance Committee attended 100% of the meetings during the period in which he or she served as a director.

EXECUTIVE COMPENSATION
Information about Our Named Executive Officers
The following individuals represent our Named Executive Officers (“NEOs”), comprised of our Principal Executive Officer, Principal Financial Officer, and our three other executive officers.

Executive	Title
August J. Troendle	Chief Executive Officer and Chairman of the Board
Kevin M. Brady	Chief Financial Officer and Treasurer
Jesse J. Geiger	President
Susan E. Burwig	Executive Vice President, Operations
Stephen P. Ewald	General Counsel and Corporate Secretary
Compensation Discussion & Analysis
Purpose
The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide our stockholders with an understanding of our approach to executive compensation and to detail our decision-making processes for compensation to our NEOs for fiscal year 2024.
Executive Summary
We are one of the world’s leading clinical contract research organizations, or CROs, by revenue, solely focused on providing scientifically-driven outsourced clinical development services to the biotechnology, pharmaceutical and medical device industries. The industry in which we operate in is highly competitive from a business and human resource perspective. Accordingly, our Compensation Committee believes that executive compensation should be tied strongly to Company and individual performance.
The Company has had exceptional total stockholder return (“TSR”) performance since August 2016, which is when our common stock first began trading on the NASDAQ Global Select Market. The Company completed its initial public offering of its common stock at a price of $23.00, and our common stock started trading on August 11, 2016 at $28.15 per share. The per share closing price of our common stock on March 20, 2025 was $319.63.
Our Compensation Committee has been pursuing a dual-purpose strategy to pay for performance, and also to achieve compensation levels for our NEOs that are competitive relative to the levels of executives at peer companies. Since the Company continues to outperform the majority of its peers on both one- and three-year TSR, the Compensation Committee is benchmarking the Company’s total direct compensation (i.e., base salary, short-term incentive compensation plus long-term incentive compensation) against the 50th percentile of total direct compensation paid by its peer group, with the goal to be at a level that is plus or minus 20% of the 50th percentile. With respect to total cash compensation, two of our five NEOs are paid above the market range versus the 50th percentile, two of our NEOs are paid within the market range, and the highest paid NEO is significantly below market (with market being plus or minus 10% of the 50th percentile). When NEO pay is aggregated, total cash compensation is -3.9% below the 50th percentile. In addition, the total direct compensation paid by the Company for 2024 indicates that four of our five NEOs are paid above the market range. When NEO pay is aggregated, total direct compensation is 4.6% above the 50th percentile. A significant factor that contributed to total direct compensation for 2024 are the long-term incentive grants that were made as a one-time catch up to the market. The Company continues to rank near the top in terms of performance and total shareholder return as compared to its peers. The Compensation Committee intends, as described below, that the Company’s relative pay position should continue to improve based on the Company’s operational and financial performance and executive tenure. Further, since the Company continues to outperform its peers by a

EXECUTIVE COMPENSATION

significant margin in key performance metrics (one- and three-year total stockholder return), the Compensation Committee expects to continue to increase total direct compensation and total cash compensation with a view to increasing NEO compensation individually and in the aggregate to the 50th percentile. In addition, as Medpace continues to grow, the Compensation Committee expects to revisit the make-up of the peer group each year to ensure the companies included continue to produce the most relevant benchmark for compensation targeting.
2024 Business and Financial Highlights
The Company provided financial guidance for fiscal year 2024 in February 2024. The Company exceeded the guidance it provided in February 2024 with respect to GAAP net income, EBITDA and diluted earnings per share (GAAP). The Company did not exceed the guidance it provided in February 2024 with respect to revenue.
•Revenue for the year ended December 31, 2024, increased 11.8% to $2,109.1 million, compared to $1,885.8 million for the year ended December 31, 2023.
•GAAP net income for the full year 2024 was $404.4 million, an increase of 43.0%, compared to GAAP net income of $282.8 million for the year ended December 31, 2023. GAAP net income per diluted share for the full year 2024 was $12.63, an increase of 42.2%, compared to GAAP net income per diluted share of $8.88 for the year ended December 31, 2023.
•EBITDA for the full year 2024 increased 32.5% to $480.2 million compared to $362.5 million for the year ended December 31, 2023.
EBITDA is a non-GAAP financial measure used to supplement our financial statements, which are based on U.S. Generally Accepted Accounting Principles (“GAAP”). For a definition and discussion of this measure, see “Appendix A: Reconciliation of Non-GAAP Financial Measures”.
Key Compensation Actions for 2024
The Compensation Committee took several actions related to executive compensation for 2024 performance. With respect to cash compensation, the Compensation Committee approved base salary increases for the NEOs to recognize individual performance and contributions, as well as to continue to address competitive pay gaps relative to market. The Compensation Committee affirmed corporate incentive goals and approved the payment of cash bonuses to our NEOs at a level that reflected performance against the financial guidance the Company provided in February 2024. With respect to process and governance, the Compensation Committee reviewed compensation and stockholder return data for the peer group of comparable companies. The Compensation Committee also continued its engagement of Total Compensation Solutions (“TCS”) as the Compensation Committee’s independent compensation consultant.
Key Compensation Governance Attributes
We believe that a sound executive compensation program is grounded in certain practices which we have followed. To that end, the Compensation Committee leverages its independent compensation consultant, evaluates the risk profile of our pay program and conducts an annual pay review. We also avoid certain practices that are undesirable. Specifically, we do not allow excise tax gross-up provisions in our executive compensation arrangements. We do not guarantee salary increases or bonuses. We do not maintain pension plans or other post-employment benefit plans other than a 401(k) retirement savings plan which is available to all eligible U.S. employees. We have not entered into any stand-alone change of control agreements with the NEOs. We do not reprice or backdate stock options.

EXECUTIVE COMPENSATION

2024 Non-Binding Advisory “Say-on-Pay” Vote
As mentioned above, we have sought to reach compensation levels for our NEOs which more closely align on a relative basis with those of our peer companies as the Company continues to grow and exceed financial performance metrics. After consideration of the results of the recent say-on-pay votes, our Compensation Committee has taken the actions described in this Compensation Discussion and Analysis section.
In 2020 when we conducted our first say-on-pay vote stockholders expressed their preference that we conduct say-on-pay votes every year. Accordingly, we have been conducting our say-on-pay votes on an annual basis since 2020. Over 91% of the votes cast at our 2024 Annual Meeting voted for our say-on-pay proposal. The Compensation Committee reviews the results of these votes, considers the feedback investors and proxy advisory firms provide with respect to our executive compensation programs and practices, and implements changes responsive to the feedback.
The Compensation Committee will continue to engage with stockholders and ensure that stockholder interests are considered through providing stockholders non-binding “Say-on-Pay” votes.
Determining Executive Compensation
Executive Compensation Philosophy and Objectives
Our overarching compensation philosophy is to pay for performance and ensure that pay is competitive with regard to our peers in the external market. To accomplish this we:
•provide competitive compensation opportunities towards our goals of attracting, motivating, and retaining talented executives; and
•structure our program so that the ultimate amount of compensation earned by our NEOs through base salary, paid bonuses and the intrinsic value of equity grants reflects overall Company and individual performance.
We also believe firmly that our executives should be aligned with our stockholders, and therefore provide meaningful compensation in the form of long-term equity incentives that tie our executives directly to the performance of our stock.
Our executive compensation program has a high degree of performance orientation. The Compensation Committee has sought to have NEO compensation (including each component thereof) at or near plus/minus 20% of the 50th percentile level. The Company continues to improve the relative pay positions of its NEOs relative to a competitive market range. Specifically, base salaries for four of the five NEOs are now within plus/minus 10% of the 50th percentile of the peer group. Three of the NEOs are above the median and two NEOs are below the median. With respect to total cash compensation (base salaries plus short-term incentive compensation) four of the five NEOs are paid above the 50th percentile for total cash compensation due to short-term incentive compensation reflecting the Company's outperformance relative to its peer group (based on median one- and three-year total stockholder return) and NEOs achieving both Company financial performance goals (with the exception of revenue) and individual performance results. With respect to total direct compensation (total cash compensation plus long-term equity-based awards), the Company pays four of the five Company NEOs above the 50th percentile due to a one-time long-term equity-based award that was intended to catch-up to the market.
The Compensation Committee expects that as Company performance continues to achieve median and higher performance levels relative to its peer companies, it will seek to achieve and maintain compensation levels for NEOs at or above the 50th percentile going forward.

EXECUTIVE COMPENSATION

Cash compensation including merit increases and bonuses, and equity awards are determined in the context of Company goal performance and individual performance, and as such actual competitive positioning may vary by individual or on a year-to-year basis. Additionally, while our overall philosophy applies generally to all NEOs, we recognize at times the need to differentiate on an individual basis to reflect additional considerations such as tenure, experience, past and expected contribution, outstanding individual performance, and criticality to the Company.
Our Decision-Making Process
We adhere to a set of guiding principles as we make pay determinations each year:

Maintain a pay-for-performance culture	Annual pay opportunities emphasize variable performance-based compensation, which motivates executives and ensures a high degree of performance orientation in our executive compensation program
Foster long-term alignment with stockholders	Equity awards directly tie pay for executives to value creation for stockholders
Preserve a low risk profile	Our compensation program is grounded in sound, risk-averse practices
Reflect internal equity considerations	Compensation decisions are made in the context of individual factors including: tenure, experience, annual and long-term contributions to the Company and individual performance.
Role of the Compensation Committee. The Compensation Committee is responsible for establishing and overseeing the executive compensation program, which includes, but is not limited to, setting executive pay opportunities, assessing Company and individual performance and determining and approving final pay outcomes for our NEOs on an annual basis. As part of this process, the Committee evaluates:
•Each NEO’s role and responsibilities, and performance in his or her role;
•Each NEO’s compensation history (including his or her total equity compensation profile);
•Key historical Company performance metrics and forward-looking projections; and
•Compensation practices of the companies in our peer group as well as broader market data, where appropriate.
The Compensation Committee is also responsible for making grants of equity awards under the Medpace Holdings, Inc. 2016 Incentive Award Plan (the “2016 Incentive Plan”). Other responsibilities include, but are not limited to, reviewing and approving the CEO employment agreement; designing the annual bonus program; reviewing whether compensation programs encourage excessive risk-taking; and reviewing non-employee director compensation.
The Compensation Committee meets throughout the year to discharge its duties. The formal written Compensation Committee charter is available on our website.
Role of our CEO. Our Chief Executive Officer informs our Compensation Committee on the individual performance and contributions of each of the other NEOs, and annually makes recommendations to the Compensation Committee regarding base salary, non-equity incentive compensation and equity awards. Specifically, the CEO provides the Compensation Committee with personal objectives and compensation recommendations for all NEOs other than himself. The Compensation Committee reviews such recommendations and can approve the recommendations or submit recommended modifications to the Board for its consideration.

EXECUTIVE COMPENSATION

Role of our Independent Compensation Consultant. Pursuant to its charter, the Compensation Committee has the sole discretion to retain or obtain advice from compensation consultants. During the 2024 fiscal year, the Compensation Committee continued its engagement of TCS as a compensation consultant to assist in its evaluation of executive compensation. TCS conducted various market studies and advised the Compensation Committee on general executive compensation matters to assist the Compensation Committee in fulfilling its duties.
TCS reports directly to the Compensation Committee, participates in meetings, communicates with the Compensation Committee Chair between meetings as necessary, and works with management at the direction of the Compensation Committee.
The Compensation Committee reviewed TCS’s independence and concluded that it is an independent and conflict-free advisor to the Company pursuant to the standards of the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable rules of NASDAQ.
Use of Peer Group and Market Data
The Compensation Committee requested a review of the peer group emphasizing the need to include more service-oriented companies and public CROs, as opposed to the prior weighting towards biotech companies. This resulted in a peer group more comparable to the Company in terms of the nature and consistency of their revenue and eliminated some of the volatility inherent with biotech companies. The resulting updated peer group jointly agreed by the Company and TCS consists of twelve companies that were used as a reference to determine 2024 pay opportunity levels for the NEOs. The peer group included some companies from the 2023 peer group, some companies that were suggested by the Company and some competitor CRO peers. The table below presents the peer group companies:

Agilent Technologies, Inc.	ICON plc

Bio-Techne Corporation	IQVIA Holdings Inc.

Bruker Corporation	Labcorp Holdings Inc.

Catalent, Inc.	Quest Diagnostics Inc.

Charles River Laboratories	Revvity, Inc.

Fortrea Holdings Inc.	Sotera Health Company
This peer group served as the primary market reference point and was supplemented with other market data, CRO peer data and local peer data, where appropriate. For 2024 with the assistance of TCS, the Compensation Committee compared our performance, size and complexity of operations to those of the companies identified in the peer group set forth above. The Compensation Committee also compared the peer group’s current executive compensation and compensation mix (percent of base salary, short-term, and long-term incentive) to our current practices. TCS provided recommendations for adjustments based on current practices and policies within the peer group, Compensation Committee pay objectives and trends within the industry. The Compensation Committee and TCS will revisit the peer group going forward to assess whether the composition continues to contain companies with comparable size, industry sector, and operations which are meaningful comparators for the Company.

EXECUTIVE COMPENSATION

Principal Elements of Executive Compensation
Our executive compensation program consists of a mix of fixed and variable pay elements, with the latter tied to both short- and long-term Company success. Performance-based pay elements are linked to goals that we believe will deliver both year-to-year and long-term increases in stockholder value. The elements of total direct executive compensation include:

Element	Form	Description
Base Salary	Cash	Fixed amount to attract and retain top talent
Annual Cash Bonus	Cash	At-risk variable incentive compensation used to reward strong Company and individual performance against predetermined annual goals
Long-Term Incentive Awards	Equity	Variable incentive compensation that promotes long-term performance, supports retention, and strengthens stockholder alignment
Fiscal 2024 Compensation Program in Detail
Base Salaries
We attempt to set base salaries that are competitive in the marketplace and reflect each individual’s duties, responsibilities, experience and performance. Base salaries are reviewed annually and may be adjusted periodically to account for inflation, market movement, promotions, increased responsibility and performance. We do not provide automatic salary increases.
Our general philosophy has been to work towards plus/minus 20% of the market 50th percentile for base salary, with divergence as needed to reflect individual circumstances. The Compensation Committee established the following base salaries for the NEOs:

Executive	Annual Base Salary at December 31, 2023	Annual Base Salary at December 31, 2024	Percent Increase
August J. Troendle	$825,000	$874,500	6.0%
Kevin M. Brady	$408,000	$424,320	4.0%
Jesse J. Geiger	$560,000	$616,000	10.0%
Susan E. Burwig	$620,000	$682,000	10.0%
Stephen P. Ewald	$546,000	$567,840	4.0%
Effective March 1, 2024, as part of our annual base salary review and merit and performance increase process, the Compensation Committee increased Mr. Troendle’s base salary rate from $825,000 to $874,500, reflecting an approximately 6.0% increase. Also effective that same date, the Compensation Committee increased base salary rates for the other NEOs as set forth above.
Effective March 1, 2025, as part of our annual base salary review and merit and performance increase process, the Compensation Committee increased Mr. Troendle’s base salary rate from $874,500 to $950,000, reflecting an increase of approximately 8.6%. Mr. Troendle’s current base salary positioning is improved relative to his peers, considering his level of experience and proven track record as Chief Executive Officer, but remains materially below the median paid for the same role across the peer group. Also effective that same date, the Compensation Committee increased base salary rates for the other NEOs as follows: Mr. Brady’s base salary increased from $424,320 to $466,770, an increase of approximately 10.0%; Mr. Geiger’s base salary increased from $616,000 to $646,800, an increase of approximately 5.0%; Ms. Burwig’s base salary increased from $682,000 to $716,100 an increase of approximately 5.0%; and Mr. Ewald’s base salary increased from $567,840 to $596,240, an increase of approximately 5.0%. The Compensation Committee believes all of these salary increases were necessary to respond to increases in inflation rates and cost of living adjustments and to ensure competitive levels with respect to peer company compensation for NEOs.

EXECUTIVE COMPENSATION

Annual Bonus (Non-Equity Short-Term Incentive Compensation)
The Compensation Committee believes that short-term incentive compensation should be dependent upon meaningful annual or short-term performance measures.
The general philosophy of the Compensation Committee has been to work towards providing target bonus opportunities (expressed as a percentage of base salary) that are competitive with the market but also recognizing the Company's continued outperformance relative to its peer group. We do not provide for guaranteed bonus payouts. NEOs are generally entitled to receive bonus payouts in cash based the on Company's financial performance and when they achieve specific performance goals and objectives. Bonus payouts are paid in arrears.
For 2024, the Compensation Committee completed its annual review of performance measures and targets and enhanced these performance measures and targets with respect to short-term incentive compensation ("STIC") for the NEOs. The Compensation Committee established that 75% of the 2024 STIC payment would be tied to the achievement of EBITDA (50%) and revenue (25%) targets based on full-year financial guidance that the Company provided in February 2024. The remaining 25% of the 2024 STIC payment would be tied to individual and Company performance.
The Compensation Committee determined the portion of the cash bonus attributable to the Company’s financial performance generally against the Company's full-year financial guidance provided in February 2024. Specifically, meeting the full-year financial guidance targets the Company provided in February 2024 related to EBITDA (50%) and revenue (25%) or slightly exceeding them would merit 75% of a target cash bonus for the NEO; 25% of the target bonus was based on how that NEO performed against his/her individual performance goals and objectives. The personal objectives and bonus recommendations to the Compensation Committee for all NEOs other than the CEO were provided by the CEO, and the Compensation Committee determined the amount of the CEO’s cash bonus. Under this plan, depending upon the Company’s financial performance and his/her attaining individual objectives, each NEO other than the CEO could earn a maximum cash bonus equal to 70% of base salary or as little as zero, and the CEO could earn a maximum cash bonus equal to 100% of base salary or as little as zero.
NEO STIC—50% based on EBITDA

EBITDA	CEO	All Other NEO’s
Less than $410M	0	0
$410M-$420M	5%-35% of base salary	5%-25% of base salary
$420M-$440M	35%-70% of base salary	25%-50% of base salary
Greater than $440M	70%-100% of base salary	50%-70% of base salary
NEO STIC—25% based on Revenue

Revenue	CEO	All Other NEO’s
Less than $2,170M	0	0
$2,170M-$2,195M	5%-35% of base salary	5%-25% of base salary
$2,195M-$2,220M	35%-70% of base salary	25%-50% of base salary
Greater than $2,220M	70%-100% of base salary	50%-70% of base salary
The Company exceeded its full-year financial guidance that was provided in February 2024 with respect to EBITDA. The Company did not exceed its full-year financial guidance that was provided in February 2024 with respect to revenue, and therefore no STIC was awarded for the portion attributable to revenue performance. Additionally, the Company exceeded its full-year financial guidance that was provided in February 2024 with respect to GAAP net income and diluted earnings per share (GAAP). The Company’s

EXECUTIVE COMPENSATION

2024 guidance and financial results are described under “2024 Business and Financial Highlights” in the Executive Summary of this Compensation Discussion & Analysis on page 29.
Mr. Troendle earned 75% of his base salary as a cash bonus. Mr. Brady, Mr. Geiger, Ms. Burwig and Mr. Ewald each earned 52.5% of their respective base salaries as a cash bonus. This resulted in cash bonus payments as follows: Mr. Troendle $649,800; Mr. Brady $221,350; Mr. Geiger $318,600; Ms. Burwig $352,700; and Mr. Ewald $296,250.
2025 Short-Term Incentive Compensation
The Compensation Committee, consistent with the approach taken in 2024, set performance measures and targets with respect to short-term incentive compensation (“STIC”) for the NEOs. The Compensation Committee has established that 75% of the 2025 STIC payment will be tied to the achievement of EBITDA (50%) and revenue (25%) based on full-year financial guidance that the Company provided in February 2025. The remaining 25% of the 2025 STIC payment will be tied to individual and Company performance.
Long-Term Equity Incentive Compensation
The Compensation Committee believes that long-term incentive compensation should be dependent upon meaningful long-term performance measures that provide linkage between stockholders and the NEOs.
The Compensation Committee grants equity awards to our NEOs under the 2016 Incentive Plan which was approved by stockholders on June 23, 2016. Our 2016 Incentive Plan affords the Compensation Committee flexibility to determine the specific award types and parameters that it believes are in the best long-term interests of the Company. We believe that long-term incentive awards provide the strongest alignment with stockholder interests. We also believe that properly structured awards are a valuable motivating incentive and strong retention tool. In other words, if the Company performs well, that performance should be reflected in the price of the Company’s shares which benefits both stockholders and NEOs. Medpace stock ownership guidelines for all NEOs require holdings to equal three times their respective base salary, as described below. We believe that our stock ownership guidelines further strengthen the alignment of interests between our NEOs and stockholders.
Recognizing that we can continue to attract and retain employees with the opportunity for Company associates to receive an equity grant, the Compensation Committee has previously approved equity grants to associates at various levels within the Company and has not limited equity grants to the most senior leadership of the Company.
In the spirit of viewing long-term equity incentive compensation less as a reward for past performance but rather as a means to align future performance with stockholder expectations and for longer term retention of key talent, including our NEOs, for 2025, the Compensation Committee expects to decouple Long-Term Equity Incentive Compensation from 2024 annual bonus and STIC awards for NEOs. As such, the Compensation Committee expects to review and make determinations on Long-Term Equity Incentive Compensation grants for NEOs in conjunction with the review and determination of equity grants made more broadly to eligible employees within the Company.
In response to Item 402(x)(1) of Regulation S-K, we do not grant new awards of stock options, stock appreciation rights, or similar option-like instruments in anticipation of the release of material nonpublic information. Accordingly, we have no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by us. In the event that we determine to grant new awards of such options, the Board will evaluate the appropriate steps to take in relation to the foregoing.

EXECUTIVE COMPENSATION

Stock Ownership Guidelines
The Compensation Committee approved stock ownership guidelines for all NEOs to equal three times their respective base salary. The Compensation Committee has maintained stock ownership guidelines equal to one times base cash compensation for directors. For those NEOs and directors who currently do not own any or sufficient stock to meet that requirement, open market purchases are not required. Rather, as restricted stock awards / restricted stock units vest, 60% of the vested stock must be retained until the ownership requirement is met, and as options are exercised, 60% of the spread must be retained in the form of stock until the ownership target is met.
Retirement Plans
We currently maintain a 401(k) retirement savings plan for our U.S. employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time U.S. employees. The U.S. Internal Revenue Code of 1986, as amended, or the Code, allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, beginning in the calendar year following the first anniversary of employment. Matching contributions cliff-vest upon the employee’s completion of three qualifying years of service with the Company. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan and making matching contributions that vest at a defined time add to the overall desirability of our executive compensation package and further motivate our employees, including our NEOs, in accordance with our compensation policies. We do not currently maintain any defined benefit pension plans or deferred compensation plans.
Employee Benefits and Perquisites
All of our full-time U.S. employees, including our NEOs, are eligible to participate in our health and welfare plans, including:
•medical, dental and vision benefits;
•short-term and long-term disability insurance;
•life insurance benefits;
•critical illness insurance benefits; and
•accident insurance benefits.
We believe the benefits and perquisites described above are necessary and appropriate to provide a competitive compensation package to our NEOs.
Aircraft Usage
During the 2024 fiscal year, the Company provided some travel services for company executives through a private aviation charter company controlled by Mr. Troendle (“private aviation charter”). The Company may contract directly with the private aviation charter for the use of its aircraft or indirectly through a third party aircraft management and jet charter company. The travel services provided are primarily for business purposes, with certain personal travel paid for as part of the executives’ compensation arrangements and allow our executive officers to safely and efficiently travel. Company provided aircraft allows for the safety and privacy of our executive officers and allows the executive officers to be more productive than if commercial flights were utilized, as the aircraft provides a conducive and more confidential business environment without the scheduling constraints imposed by commercial airline services.

EXECUTIVE COMPENSATION

Depending on availability, family members of executive officers are permitted to accompany the executive officers on the aircraft when it is already going to a specific destination for a business purpose. Because the aircraft is chartered based on flight hours regardless of the passenger load, the aggregate incremental cost to the Company for any additional personal use by passengers is de minimis.
In addition, executive officers periodically use Company provided aircraft for multi-leg hybrid flights in which at least one leg consists of personal use. The aggregate incremental cost to the Company of such personal usage in 2024 is shown in the Summary Compensation Table below. Any personal passenger(s) on board would result in imputed income to the executive officers using the IRS Standard Industry Fare Level calculation. The Company does not provide gross-ups with respect to any income taxes incurred by the executive officers in connection with the personal use of aircraft.
No Tax Gross-Ups
We do not make gross-up payments to cover our NEOs’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our Company.
Insider Trading Compliance Policy: No Hedging Medpace Securities
Medpace has adopted the Medpace Holdings, Inc. Insider Trading Compliance Policy, a copy of which is filed as Exhibit 19.1 to the Company's Annual Report on Form 10-K. This policy describes procedures governing the purchase, sale and/or other dispositions of Medpace’s securities by directors, officers and employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. Among other things, the policy prohibits all hedging transactions involving Medpace’s securities, including, without limitation, zero-cost collars and forward sale contracts. In addition, with regard to the Company trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.
Clawback Policy
Under the Medpace Holdings, Inc. Incentive Compensation Recoupment Policy (the “Clawback Policy”), if Medpace is required to prepare an accounting restatement (a “Restatement”), the Board shall, unless the Board's Compensation Committee determines it to be Impracticable (as defined in the Clawback Policy), take reasonably prompt action to recoup all erroneously awarded compensation that would not have been received had the amount been determined based on the measures in the Restatement. The Board may seek to recoup the erroneously awarded compensation by any means as the Board, in its sole discretion, determines to be appropriate. Subject to applicable law and compliance with Internal Revenue Code Section 409A and the rules and regulations promulgated thereunder, the Board may seek to recoup compensation by requiring the person to repay such amount to the Company; by adding "holdback" or deferral policies to incentive compensation; by adding post-vesting "holding" or "no transfer" policies to equity awards; by set-off of a person's other compensation; by reducing future compensation; or by such other means or combination of means as the Board, in its sole discretion, determines to be appropriate. The Clawback Policy is in addition to (and not in lieu of) any right of repayment, forfeiture or off-set against any person that may be available under applicable law (whether implemented prior to or after adoption of the Clawback Policy). The Board may, in its sole discretion and in the exercise of its business judgment, determine whether and to what extent additional action is appropriate to address the circumstances surrounding any Restatement to minimize the likelihood of any recurrence and to impose such other discipline as it deems appropriate.
The Board shall have full authority to administer the Clawback Policy and to delegate any of its powers under the Clawback Policy to the Compensation Committee of the Board or any subcommittee or delegate thereof. The Board adopted the Clawback Policy effective December 1, 2023. This Clawback Policy was adopted to comply with Rule 10D-1 under the Securities Exchange Act of 1934, as amended, and Nasdaq listing rules, and is filed as an exhibit to the Medpace’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

EXECUTIVE COMPENSATION

Compensation Risk Assessment
Our management and the Compensation Committee review our compensation practices and policies with regard to risk management. We have reviewed our programs and determined that there are no practices or policies that are likely to lead to excessive risk-taking or have a material adverse effect on the Company. Further, we identified the following practices that serve to mitigate risk:
•High level of executive equity ownership to prevent short-term risk taking;
•Balance between goals and objectives of short- and long-term incentive compensation plans;
•Proper administrative and oversight controls; and
•Key compensation governance attributes, as discussed above.
COMPENSATION COMMITTEE REPORT
We, the Compensation Committee of the Board of Directors, met with management to review and discuss the Compensation Discussion and Analysis set forth above, and based upon the review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this report.

Medpace Holdings, Inc. Compensation Committee

Fred B. Davenport, Jr. (Chair)

Robert O. Kraft

Cornelius P. McCarthy III
This Compensation Committee Report shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that Medpace specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE
The following table sets forth the portion of compensation paid to the NEOs that is attributable to services performed during the fiscal years ended December 31, 2024, 2023 and 2022.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS (1) ($)	STOCK AWARDS (2) ($)	OPTION AWARDS (3) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION (4) ($)	TOTAL ($)
August J. Troendle, Chief Executive Officer
	2024	$866,250	$649,800	—	$7,069,902	—	—	$14,064	$8,600,016
	2023	$814,275	$814,422	—	—	—	—	$17,334	$1,646,031
	2022	$770,250	$772,500	$206,460	—	—	—	$135,824	$1,885,034
Kevin M. Brady, Chief Financial Officer and Treasurer
	2024	$421,600	$221,350	$2,827,500	—	—	—	$13,800	$3,484,250
	2023	$399,500	$279,731	—	—	—	—	$11,250	$690,481
	2022	$368,333	$258,000	$206,460	—	—	—	$10,250	$843,043
Jesse J. Geiger, President
	2024	$606,667	$318,600	$3,770,000	—	—	—	$13,800	$4,709,067
	2023	$549,250	$384,578	—	—	—	—	$11,250	$945,078
	2022	$509,167	$357,500	$206,460	—	—	—	$10,250	$1,083,377
Susan E. Burwig, Executive Vice President, Operations
	2024	$671,667	$352,700	$3,770,000	—	—	—	$39,702	$4,834,069
	2023	$598,100	$418,880	—	—	—	—	$107,319	$1,124,299
	2022	$524,333	$367,000	$206,460	—	—	—	$112,946	$1,210,739
Stephen P. Ewald, General Counsel and Corporate Secretary
	2024	$564,200	$296,250	$2,827,500	—	—	—	$11,500	$3,699,450
	2023	$531,325	$372,068	—	—	—	—	$11,250	$914,643
	2022	$479,917	$336,000	$206,460	—	—	—	$10,250	$1,032,627

(1)The amounts shown in the table represent annual cash bonuses.
(2)The amounts shown in the table represent restricted stock unit awards. All restricted stock unit awards granted to any NEOs have been valued based on the closing market price of the Company’s common stock on the date of grant as quoted on the NASDAQ Global Select Market.
(3)All stock option awards granted to any NEOs have been valued based on the fair value of the option awards using the Black-Scholes-Merton option pricing model. We provide information regarding the assumptions used to calculate the value of equity-based awards made to executive officers in 2024 in our Annual Report on Form 10-K for 2024 under the section captioned “Stock Based Compensation” in Management’s Discussion and Analysis of Financial Condition and Results of Operations and Note 9 to our consolidated financial statements.
(4)The amount shown in this column in 2024 for Mr. Brady, Mr. Geiger, and Mr. Ewald consists exclusively of fully vested 401(k) matching contributions paid to his respective account by the Company. The amounts shown in this column in 2024 for Mr. Troendle and Ms. Burwig consist of fully vested 401(k) matching contributions of $13,800 each paid to their respective accounts by the Company and incremental costs of $264 and $25,902, respectively, attributable to personal usage of Company provided aircraft paid for by the Company on their behalf. For multi-leg hybrid flights in which at least one leg consists of personal use, the incremental cost of personal use is calculated based on the difference between the actual cost of the personal and business legs of the flight and the hypothetical cost that would have been incurred if only the business legs of the flight occurred, using costs provided by the chartered jet service provider. Pursuant to Company policy, for personal use of Company provided aircraft in which both Mr. Troendle and Ms. Burwig are present, incremental cost is allocated to Mr. Troendle for purposes of the Summary Compensation Table unless the incremental cost specifically relates to Ms. Burwig.

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards
The following table summarizes the awards granted to each of the NEOs during the fiscal year ended December 31, 2024.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or Units (#) (i)	All other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (l)
Name (a)	Grant Date (1) (b)	Threshold ($) (c)	Target ($) (d)	Max ($) (e)	Threshold (#) (f)	Target (#) (g)	Max (#) (h)
August J. Troendle	8/5/2024	—	—	—	—	—	—	—	50,000	$377.00	$7,069,902
Kevin M. Brady	8/5/2024	—	—	—	—	—	—	7,500	—	—	$2,827,500
Jesse J. Geiger	8/5/2024	—	—	—	—	—	—	10,000	—	—	$3,770,000
Susan E. Burwig	8/5/2024	—	—	—	—	—	—	10,000	—	—	$3,770,000
Stephen P. Ewald	8/5/2024	—	—	—	—	—	—	7,500	—	—	$2,827,500

(1)On August 5, 2024, Mr. Troendle was granted stock options. The stock options granted to Mr. Troendle vested immediately upon issuance and have an expiration date of August 5, 2031. On August 5, 2024, Mr. Brady, Mr. Geiger, Ms. Burwig and Mr. Ewald were each granted restricted stock units. The restricted stock units granted to Mr. Brady, Mr. Geiger, Ms. Burwig and Mr. Ewald have a vest date of August 5, 2029.
NEO Employment Agreement
Since 2011, Mr. Troendle was party to an employment agreement with the Company, which was amended and restated on July 25, 2016 in connection with our initial public offering. The current agreement has a three-year term that began on July 25, 2016 and has been followed by successive one-year terms, subject to non-extension by either the Company or Mr. Troendle at any time upon 90 days’ advance written notice.
Mr. Troendle’s employment agreement provides for Mr. Troendle’s position as our Chief Executive Officer. Under the agreement, Mr. Troendle’s annual base salary as of December 31, 2024 was $874,500. The Compensation Committee has subsequently increased Mr. Troendle’s salary as described above. The agreement also provides that Mr. Troendle will be eligible to receive an annual cash bonus, provided that he remains employed by us at the time of the applicable bonus payment date, based upon achievement of performance objectives and individual goals established by our Board. The agreement also provides for Mr. Troendle’s participation in all employee benefit plans and programs made available by the Company to our executives and the reimbursement of all reasonable business expenses incurred by Mr. Troendle.
Mr. Troendle’s employment agreement does not provide for any severance benefits upon termination other than the payment of accrued and unpaid base salary, any reimbursement due for incurred business expenses and any benefits due under our 401(k) plan in accordance with the terms of that plan. Upon termination, the treatment of any stock-based awards will be governed by the terms of the applicable plan and grant agreement.
The employment agreement also provides that the Company will nominate Mr. Troendle for re-election to the Board during the term.
None of our other executive officers is party to an employment agreement.

EXECUTIVE COMPENSATION

Equity Incentive Awards
Our NEOs have historically been eligible to receive long-term equity-based incentive awards under our 2016 Incentive Award Plan. While we believe that long-term equity awards are an important element of the “mix” of compensation paid to our NEOs, we do not maintain any formal grant-making policy. Instead, the Compensation Committee periodically reviews the total level and mix of compensation paid to each of our NEOs in order to determine the appropriate timing and amounts of long-term equity awards so as to continue to promote the alignment of our executive officers’ interests with those of our stockholders. Awards granted during the 2024 fiscal year are described above in the table captioned, “Grants of Plan-Based Awards.”
The treatment of our NEOs’ equity awards upon a termination of employment (as applicable) or a Change in Control is described in the section entitled “Potential Payments Upon Termination or Change in Control.”

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End
The following table provides information concerning outstanding equity awards for each of our NEOs as of December 31, 2024. As of December 31, 2024, the fair market value of a share of our common stock was $332.23.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised, Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)

August J. Troendle	37,417	—	—	$54.74	3/1/2026	—	—	—	—
	234,259	—	—	$56.61	5/2/2026	—	—	—	—
	84,770	—	—	$107.93	2/28/2026	—	—	—	—
	57,570	—	—	$166.73	4/27/2029	—	—	—	—
	93,174	—	—	$138.87	8/15/2029	—	—	—	—
	—	—	—	—	—	1,000 (1)	$332,230	—	—
	50,000	—	—	$377.00	8/5/2031	—	—	—	—

Kevin M. Brady	12,000	—	—	$57.94	11/12/2025	—	—	—	—
	—	3,000 (2)	—	$166.73	10/27/2026	—	—	—	—
	—	13,803 (3)	—	$138.87	8/15/2027	—	—	—	—
	—	—	—	—	—	1,000 (1)	$332,230	—	—
	—	—	—	—	—	7,500 (4)	$2,491,725	—	—

Jesse J. Geiger	41,801	—	—	$107.93	2/28/2026	—	—	—	—
	—	23,028 (2)	—	$166.73	10/27/2026	—	—	—	—
	—	31,707 (3)	—	$138.87	8/15/2027	—	—	—	—
	—	—	—	—	—	1,000 (1)	$332,230	—	—
	—	—	—	—	—	10,000 (4)	$3,322,300	—	—

Susan E. Burwig	50,984	—	—	$107.93	2/28/2026	—	—	—	—
	—	23,028 (2)	—	$166.73	10/27/2026	—	—	—	—
	34,060	—	—	$138.87	8/15/2029	—	—	—	—
	—	—	—	—	—	1,000 (1)	$332,230	—	—
	—	—	—	—	—	10,000 (4)	$3,322,300	—	—

Stephen P. Ewald	—	18,230 (2)	—	$166.73	10/27/2026	—	—	—	—
	—	23,349 (3)	—	$138.87	8/15/2027	—	—	—	—
	—	—	—	—	—	1,000 (1)	$332,230	—	—
	—	—	—	—	—	7,500 (4)	$2,491,725	—	—

(1)These restricted stock units fully vest on February 17, 2027.
(2)These awards fully vest on October 27, 2025.
(3)These awards fully vest on February 15, 2026.
(4)These restricted stock units fully vest on August 5, 2029.

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested
The following table summarizes option exercises and stock vested with respect to each of the NEOs during the fiscal year ended December 31, 2024:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($) (2)	Number of Shares Acquired on Vesting (#) (3)	Value Realized on Vesting ($) (4)
August J. Troendle	—	—	12,941	$5,222,858
Kevin M. Brady	—	—	—	—
Jesse J. Geiger	55,000	$17,136,964	6,382	$2,575,711
Susan E. Burwig	57,500	$16,394,100	7,783	$3,141,141
Stephen P. Ewald	—	—	3,336	$1,346,376
(1)This column represents the number of shares for which the options were exercised.
(2)The amounts in this column represent the aggregate dollar value realized upon exercise of options.
(3)This column represents the number of shares of stock that have vested.
(4)The amount in this column represents the aggregate dollar value realized upon vesting of stock.
Pension Benefits
We did not maintain any plan for our NEOs providing for payments or other benefits at, following, or in connection with retirement, during the fiscal year ended December 31, 2024.
Nonqualified Deferred Compensation
We did not maintain any deferred compensation plans for our NEOs for the fiscal year ended December 31, 2024.
Potential Payments Upon Termination or Change in Control
None of our NEOs has change in control agreements and we do not have a change in control policy. The 2016 Incentive Plan provides the Compensation Committee with discretion to accelerate the vesting of equity awards upon an employee’s death, disability, termination of service or the consummation of a change in control, subject to the terms and conditions of the 2016 Incentive Plan.
The payments to which our NEOs would be entitled in the event of these termination of employment events, or as a result of a change in control, assuming the Compensation Committee exercised its discretion under the 2016 Incentive Plan to accelerate the vesting of all equity awards, are set forth in the table below, assuming the event occurred on December 31, 2024 and assuming that the maximum amount of unvested shares will vest. For this purpose, we have assumed a value of $332.23 per share of our common stock, which was the closing price of the Company’s common stock on December 31, 2024.

Name	Value of Equity Upon Acceleration or Change in Control ($)
August J. Troendle	$332,230
Kevin M. Brady	$5,989,403
Jesse J. Geiger	$13,596,530
Susan E. Burwig	$7,465,664
Stephen P. Ewald	$10,355,783

EXECUTIVE COMPENSATION

Pay Ratio Disclosure
Pursuant to Item 402(u) of Regulation S-K promulgated by the SEC and Section 953(b) of the Dodd—Frank Wall Street Reform and Consumer Protection Act, presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO).
The 2024 annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $8,600,016 as reported in the Summary Compensation Table of this Proxy Statement. For 2024 we identified a new median employee. The 2024 annual total compensation as determined under Item 402 of Regulation S-K for our median employee (excluding our CEO) was $80,668. The ratio of our CEO’s annual total compensation to our median employee’s total compensation for fiscal year 2024 is 107 to 1. To identify, and to determine the annual total compensation of, the median employee, we used the methodology set forth below.
Our diverse employee population includes employees located in the United States, Europe, Canada, Africa, Latin America and Asia Pacific, none of whom are currently covered by a collective bargaining agreement specific to our Company. The diverse employee population varies in areas such as experience, education and specialized training. For purposes of this pay ratio analysis, we selected the median employee based on the approximately 5,936 individuals who were employed by the Company and our consolidated subsidiaries (whether as full-time, part-time, temporary or seasonal workers) as of December 31, 2024. For full-time and part-time employees that were hired in 2024 but did not work the full year, we utilized their compensation as of December 31, 2024, but did not make any full-time equivalent adjustments.
In identifying our median employee, we gathered the annual base salary from internal payroll records of each such employee as of December 31, 2024, and made certain direct cash adjustments, using such measure as our consistently applied compensation measure. The direct cash adjustments consist of all cash compensation elements, aside from annual base salary, appearing in such payroll records for each individual, including bonuses, retirement benefits and other cash components. We converted the annual base salary and direct cash adjustments for non-U.S. employees to U.S. dollars using applicable foreign exchange rates as of December 31, 2024 and did not make any cost-of-living adjustments for non-U.S. employees.
The ratio presented above is a reasonable estimate calculated in a manner consistent with Item 402(u) based on our payroll and employment records and the methodology described herein. The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

EXECUTIVE COMPENSATION

Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the following table reports the compensation of our Principal Executive Officer (PEO) and the average compensation of our other Named Executive Officers (Other NEOs) as reported in the Summary Compensation Table for the past five fiscal years, as well as their “compensation actually paid” as calculated pursuant to recently adopted SEC rules and certain performance measures required by such rules.

Year (1) (a)	Summary Compensation Table Total for PEO (2) (b)	Compensation Actually Paid to PEO (3) (c)	Average Compensation Table Total for Other NEOs (4) (d)	Average Compensation Actually Paid to Other NEOs (3) (e)	Value of Initial Fixed $100 Investment Based on: (5)		Net Income (thousands) (6) (h)	Company Selected Measure
					Medpace's Total Stockholder Return (f)	Peer Group Total Stockholder Return (g)
								EBITDA (thousands) (7) (i)
2024	$8,600,016	$17,710,016	$4,181,709	$5,345,235	$395.23	$105.42	$404,386	$480,177
2023	$1,646,031	$9,259,322	$918,625	$4,765,822	$364.66	$106.34	$282,810	$362,498
2022	$1,885,034	$12,885,590	$1,042,447	$3,352,260	$252.69	$99.81	$245,368	$308,106
2021	$5,947,423	$7,745,980	$1,972,002	$3,951,123	$258.91	$125.43	$181,848	$223,076
2020	$4,136,810	$5,986,345	$1,790,406	$3,906,530	$165.60	$130.04	$145,384	$187,753
(1)For 2020 through 2024, our PEO was August J. Troendle. For 2024, 2023, 2022 and 2021, our Other NEOs were Kevin M. Brady, Jesse J. Geiger, Susan E. Burwig and Stephen P. Ewald. For 2020, our Other NEOs were Jesse J. Geiger, Susan E. Burwig and Stephen P. Ewald.
(2)The dollar amounts reported in this column are the amounts of total compensation reported for Mr. Troendle for each corresponding year in the "Total" column of the Summary Compensation Table.
(3)The dollar amounts reported in this column represent the amount of “compensation actually paid” to the PEO and Other NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO or Other NEOs during the applicable year. In accordance with the requirements, the following adjustments were made to the PEO and Other NEOs’ total compensation for each year to determine the "compensation actually paid":

	2024	2023	2022	2021	2020
Summary Compensation Table Total for PEO ($)	$8,600,016	$1,646,031	$1,885,034	$5,947,423	$4,136,810
Less grant date value of equity awards for PEO ($) (a)	$(7,069,902)	$—	$(206,460)	$(4,409,925)	$(3,004,695)
Increase/decrease for the Inclusion of Rule 402(v) Equity Values for PEO ($) (b)	$16,179,902	$7,613,291	$11,207,016	$6,208,482	$4,854,230
Compensation Actually Paid to PEO ($)	$17,710,016	$9,259,322	$12,885,590	$7,745,980	$5,986,345

	2024	2023	2022	2021	2020
Summary Compensation Table Total for Other NEOs ($)	$4,181,709	$918,625	$1,042,447	$1,972,002	$1,790,406
Less grant date value of equity awards for Other NEOs ($) (a)	$(3,298,750)	$—	$(206,460)	$(1,217,789)	$(1,118,406)
Increase/decrease for the Inclusion of Rule 402(v) Equity Values for Other NEOs ($) (b)	$4,462,276	$3,847,197	$2,516,273	$3,196,910	$3,234,530
Compensation Actually Paid to Other NEOs ($)	$5,345,235	$4,765,822	$3,352,260	$3,951,123	$3,906,530

EXECUTIVE COMPENSATION

(a)The grant date value of equity awards represents the total of the amounts reported in the Stock Awards and Option Awards columns from the relevant fiscal year’s Summary Compensation Table total.
(b)The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; and (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The amounts added or deducted in calculating the equity award adjustments are as follows:

	2024	2023	2022	2021	2020
Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year for PEO ($)	$—	$306,530	$10,795,139	$5,193,390	$1,801,387
Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years for PEO ($)	$25,700	$8,272,210	$411,877	$1,015,092	$—
Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year for PEO ($)	$7,069,902	$—	$—	$—	$1,163,843
Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year for PEO ($)	$9,084,300	$(965,449)	$—	$—	$1,889,000
Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year for PEO ($)	$—	$—	$—	$—	$—
Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation for PEO ($)	$—	$—	$—	$—	$—
Total Equity Award Adjustments for PEO ($)	$16,179,902	$7,613,291	$11,207,016	$6,208,482	$4,854,230

EXECUTIVE COMPENSATION

	2024	2023	2022	2021	2020
Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year for Other NEOs ($)	$2,907,013	$306,530	$2,981,049	$1,517,468	$812,047
Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years for Other NEOs ($)	$416,629	$3,540,667	$117,240	$1,405,730	$1,478,375
Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year for Other NEOs ($)	$—	$—	$—	$—	$524,624
Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year for Other NEOs ($)	$1,138,634	$—	$(582,016)	$273,712	$419,484
Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year for Other NEOs ($)	$—	$—	$—	$—	$—
Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation for Other NEOs ($)	$—	$—	$—	$—	$—
Total Equity Award Adjustments for Other NEOs ($)	$4,462,276	$3,847,197	$2,516,273	$3,196,910	$3,234,530
(4)The dollar amounts reported in this column are the average amounts of total compensation reported for Other NEOs for each corresponding year in the "Total" column of the Summary Compensation Table.
(5)The peer group used for purposes of this table for each listed fiscal year is the NASDAQ Healthcare Index (IXHC), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Form 10-K for the year ended December 31, 2024. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the IXHC, respectively. No dividends were paid on stock or option awards in 2024, 2023, 2022, 2021 or 2020. Historical stock performance is not necessarily indicative of future stock performance.
(6)The dollar amounts reported represent the amount of net income reflected in our consolidated audited financial statements for the applicable year.
(7)EBITDA was chosen from the following four most important financial performance measures, as it represents the most important financial performance measure used to align compensation actually paid to the PEO and other NEOs in 2024 to the Company's performance:

Most Important Performance Measures
EBITDA (as defined in Appendix A)
Revenue (Defined as the Company's GAAP Revenue from our Consolidated Statements of Income)
Net Income (Defined as the Company's GAAP Net Income from our Consolidated Statements of Income)
Earnings Per Share (Defined as the Company's GAAP Diluted Earnings Per Share from our Consolidated Statements of Income)

A significant portion of the values for Compensation Actually Paid to our PEO and Other NEOs are attributable to equity adjustments that are based on our stock price as of the last day of the applicable fiscal year. The values for Compensation Actually Paid could have been significantly less if a date other than the last day of the applicable fiscal year was utilized because our stock price at the end of 2020, 2021, 2022 and 2023 has been in the 90th percentile of each year's 52-week high. In 2024 our stock price was in the 70th percentile of the year's 52-week high. In 2020, our stock price fluctuated from a low of $58.72 per share to a high of $150.57. The closing price of $139.20 on December 31, 2020, represents 92.4% of our 52-week high for 2020. In 2021, our stock price fluctuated from a low of $130.74 per share to a high of $231.00. The closing price of $217.64 on December 31, 2021, represents 94.2% of our 52-week high for 2021. In 2022, our stock price fluctuated from a low of $126.95 per share to a high of $235.72. The closing share price of $212.41 on December 30, 2022 (the last trading day of the fiscal

EXECUTIVE COMPENSATION

year) represents 90.1% of our 52-week high for 2022. In 2023, our stock price fluctuated from a low of $167.00 per share to a high of $317.57. The closing share price of $306.53 on December 29, 2023 (the last trading day of the fiscal year) represents 96.5% of our 52-week high for 2023. In 2024, our stock price fluctuated from a low of $277.72 per share to a high of $459.77. The closing share price of $332.23 on December 31, 2024 represents 72.3% of our 52-week high for 2024.
Relationship Between Compensation Actually Paid and Total Stockholder Return
The table below reflects the relationship between the compensation actually paid for the PEO and the average Other NEOs versus the Company's TSR and the peer group TSR, assuming an initial fixed investment of $100 for the years ended December 31, 2024, 2023, 2022, 2021, and 2020.

EXECUTIVE COMPENSATION

Relationship Between Compensation Actually Paid and Net Income
The table below reflects the relationship between the compensation actually paid for the PEO and the average Other NEOs versus the Company's Net Income for the years ended December 31, 2024, 2023, 2022, 2021, and 2020.
Relationship Between Compensation Actually Paid and EBITDA
The table below reflects the relationship between the compensation actually paid for the PEO and the average Other NEOs versus the Company's EBITDA for the years ended December 31, 2024, 2023, 2022, 2021, and 2020.

PROPOSAL 3
Advisory Vote on the Compensation of Our Named Executive Officers

In accordance with Section 14A of the Exchange Act, we are asking that our stockholders approve, on an advisory basis, the compensation of the executive officers named in the Summary Compensation Table of this proxy statement. This proposal gives our stockholders the opportunity to express their views on the compensation of our named executive officers. Stockholders also may, if they wish, abstain from casting a vote on this proposal.
In connection with this proposal, the Board of Directors encourages stockholders to review in detail the description of the compensation program for our named executive officers that is set forth in the Compensation Discussion and Analysis beginning on page 28, as well as the information contained in the compensation related tables and narrative discussion in this proxy statement.
As described in more detail in the Compensation Discussion and Analysis beginning on page 28, our overarching compensation philosophy is to pay for performance. This has been accomplished in a number of ways, including by structuring our program so that a significant portion of the ultimate amount of compensation earned by our named executive officers is earned through bonuses and an increase in the intrinsic value of equity grants. Further, our compensation program is designed to align the compensation of our named executive officers with the interests of our stockholders, and therefore provide material compensation in the form of long-term equity incentives that tie our named executive officers’ compensation directly to the performance of our stock.
Although the advisory vote is non-binding, the Board of Directors values stockholders’ opinions. The Compensation Committee will review the results of the vote and consistent with our record of stockholder responsiveness, the Compensation Committee will consider stockholders’ views and take into account the outcome of the vote when considering future decisions concerning our executive compensation program.
We are asking our stockholders to indicate their support for the compensation of our named executive officers as disclosed in this proxy statement by voting “FOR” the following resolution:
“RESOLVED, that the stockholders of Medpace Holdings, Inc. approve, on an advisory basis, the compensation paid to Medpace Holdings, Inc.’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion in Medpace Holdings, Inc.’s 2025 Proxy Statement.”
VOTE REQUIRED
The proposal to approve, on an advisory basis, the compensation of our named executive officers requires the affirmative vote of the holders of a majority in voting power of the shares present virtually or represented by proxy and entitled to vote on the proposal.

The Board of Directors unanimously recommends a vote FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers.

PROPOSAL 4
Approving the Medpace Holdings, Inc. 2016 Amended and Restated Incentive Award Plan

General
We are asking stockholders to approve the Medpace Holdings, Inc. 2016 Amended and Restated Incentive Award Plan, which we refer to as the “Amended 2016 Plan,” which is attached hereto as Appendix B. The Amended 2016 Plan was unanimously approved and adopted by the Board on February 6, 2025 upon the recommendation of the Compensation Committee, subject to the approval of the Company’s stockholders at the Annual Meeting. The Amended 2016 Plan amends and restates the Medpace Holdings, Inc. 2016 Incentive Award Plan, which we refer to as the “Existing 2016 Plan”, which was originally approved by the Company’s stockholders on June 23, 2016. The Board is recommending that the Company’s stockholders vote in favor of the Amended 2016 Plan, which will succeed and replace the Existing 2016 Plan in its entirety.
The Amended 2016 Plan continues to afford the Compensation Committee the ability to design compensatory awards that are responsive to the Company’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of the Company by encouraging stock ownership among officers, other key employees and non-employee directors of the Company, as well as among certain non-employee service providers to the Company.
If the Amended 2016 Plan is approved by stockholders at the Annual Meeting, it will be effective as of the day of the Annual Meeting, and future grants will be made on or after such date under the Amended 2016 Plan. If the Amended 2016 Plan is not approved by our stockholders, then it will not become effective, no awards will be granted under the Amended 2016 Plan, and the Existing 2016 Plan will continue in accordance with its terms as previously approved by our stockholders.
Our principal reason for adopting the Amended 2016 Plan is to obtain stockholder approval of the extension of the term of the Existing 2016 Plan, which is scheduled to expire on June 23, 2026, until February 6, 2035, which would be the 10th anniversary of the date of which the Board adopted the Amended 2016 Plan. The Amended 2016 Plan also makes certain other non-material changes, including conforming or clarifying changes, the removal of references to “Cinven,” as well as removes provisions that were originally included in the Existing 2016 Plan solely for purposes of satisfying the “qualified performance-based compensation” exception under Section 162(m) of the Internal Revenue Code, which such exception has since been repealed.
Importantly, we are not asking our stockholders to approve any increase in the number of shares authorized for issuance pursuant to awards under the Amended 2016 Plan.
Why We Recommend That You Vote for this Proposal
The Amended 2016 Plan authorizes the Compensation Committee to provide equity-based compensation in the form of stock options, appreciation rights (or SARs), restricted stock, restricted stock units (or RSUs), dividend equivalents and certain other awards denominated or payable in, or otherwise based on, shares of our common stock or factors that may influence the value of our shares, plus cash incentive awards, for the purpose of attracting and retaining non-employee directors and officers and other key employees and service providers of the Company and its subsidiaries, and to provide to such persons incentives and rewards for service or performance. Some of the key features of the Amended 2016 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below in this subsection.

PROPOSAL 4 - APPROVING THE MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN
We believe our future success depends in part on our ability to attract, motivate and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the Amended 2016 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our employees and directors.
The use of our common stock as part of our compensation program is also important to our continued success because equity-based awards are an essential component of our compensation program for key employees, as they link compensation with long-term stockholder value creation and reward participants based on the Company’s performance. As discussed in further detail in the “Compensation Discussion and Analysis,” equity compensation represents a significant portion of the compensation package for our Chief Executive Officer and other named executive officers. Because our equity awards generally vest over multiple years, the value ultimately realized from these awards depends on the long-term value of our common stock. Our equity compensation program also helps us to attract and retain talent in a highly competitive market, targeting individuals who are motivated by pay-for-performance. If the Amended 2016 Plan is approved, we intend to continue to utilize the existing shares that our stockholders have already authorized under the Existing 2016 Plan to continue our practice of incentivizing key individuals through equity grants under the Amended 2016 Plan, including after the Existing 2016 Plan would otherwise have expired.
Amended 2016 Plan Incorporates Compensation and Governance Best Practices
The Amended 2016 Plan contains provisions that are consistent with our pay-for-performance philosophy and incorporates compensation and governance best practices, including the following:
•No “evergreen” provision. The Amended 2016 Plan has a fixed number of shares available for issuance. There is no “evergreen” provision providing for the automatic increase in shares available under the Amended 2016 Plan.
•No discounted stock options or SARs. Stock options and SARs must be granted with an exercise price that is not less than 100% of the fair market value on the date of grant.
•Limit on Non-Employee Director Compensation. The aggregate value of all equity-based compensation that may be granted in any calendar year to a non-employee director under the Amended 2016 Plan and the amount of any cash compensation is limited to $400,000.
•Repricing prohibited. Repricing or certain other exchanges of stock options and SARs for Amended 2016 Plan awards or cash is prohibited, unless stockholder approval is first obtained.
•No “liberal” share recycling. No “liberal” share recycling practices are permitted under the Amended 2016 Plan. Shares tendered to us or retained by us in the exercise or settlement of an award or for tax withholding, shares not actually issued in connection with the exercise of SARs and shares that are repurchased on the open market with the proceeds of a stock option exercise price will not become available again for issuance under the Amended 2016 Plan.
•Clawback of awards. Awards granted under the Amended 2016 Plan are subject to the Company’s Incentive Compensation Recoupment Policy (as described in more detail starting on page 37).
•Restrictions on dividends and dividend equivalents. The Amended 2016 Plan provides that dividends and dividend equivalents on restricted stock and RSUs subject to performance objectives shall not be paid until the relevant performance objectives have been achieved.

PROPOSAL 4 - APPROVING THE MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN
•Administered by independent Compensation Committee. The Amended 2016 Plan is administered by the Compensation Committee, which is comprised entirely of independent, non-employee directors.
•No liberal definition of change in control. The Amended 2016 Plan’s definition of “change in control” provides that any change in control benefits will only be triggered in those instances where an actual change in control occurs (and not merely its approval by our Board or stockholders).
•No change in control/280G tax gross-ups. The Amended 2016 Plan does not provide for any excise tax gross-up payments on “parachute payments”.
Summary of Key Plan Data
We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute stockholders’ equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.
In recognition of the importance of managing dilution to our stockholders, and as noted above, we are not asking our stockholders to increase the shares that are currently authorized for issuance under the Existing 2016 Plan. Rather, we intend to utilize the existing share pool. In that regard, we currently anticipate that the existing shares available for future awards under the Amended 2016 Plan will be sufficient based on our historical grant rates and the approximate current share price, but could last for a shorter or longer period of time if actual practice or share price changes do not match historic rates.
Share Usage
The following summary sets forth certain information about the Existing 2016 Plan and the number of shares remaining available for issuance pursuant to awards under the Existing 2016 Plan, in each case as of March 20, 2025. As of that date, there were approximately 30,228,414 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The closing price per share of common stock on March 20, 2025 was $319.63.
•Outstanding full-value awards (restricted stock and RSUs): 385,755 shares (approximately 1.28% of our shares of Common Stock outstanding and entitled to vote at the Annual Meeting);
•Outstanding stock options: 861,048 shares (approximately 2.85% of our shares of Common Stock outstanding and entitled to vote at the Annual Meeting);
•Weighted-average exercise price of outstanding stock options: $187.49;
•Weighted-average remaining term of outstanding stock options: 3.65 years;
•Total shares subject to outstanding awards as described above (full-value awards and stock options): 1,246,803 shares (approximately 4.12% of our shares of Common Stock outstanding and entitled to vote at the Annual Meeting);
•Additional shares requested for approval under the Amended 2016 Plan: 0; and
•Total shares of common stock available for future awards under the Amended 2016 Plan: 1,946,567 (approximately 6.44% of our shares of Common Stock outstanding and entitled to vote at the Annual Meeting).

PROPOSAL 4 - APPROVING THE MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN
Historical Burn Rate and Overhang
Historical Burn Rate. A key factor that we consider in administering our equity compensation programs and in determining our share increase request is our “burn rate,” which is generally the number of shares of common stock that we utilize under the Existing 2016 Plan each year relative to our total shares of common stock outstanding. We define burn rate as the total number of shares granted under our Existing 2016 Plan during a period divided by the weighted average number of shares outstanding during that period and expressed as a percentage.
The following table sets forth our burn rate for fiscal years 2024, 2023 and 2022.

	2024	2023	2022

Burn Rate (Annual)	0.69%	0.19%	1.29%
Share Overhang and Dilution. Overhang provides a measure of the potential dilutive effect of all outstanding equity awards and shares of common stock available for future grants. As of March 20, 2025, our overhang, calculated as the number of shares subject to equity awards outstanding but not vested and, in the case of stock options, not exercised, plus the number of shares available to be granted under the Existing 2016 Plan, divided by the total number of shares of Common Stock outstanding and entitled to vote at the Annual Meeting was 10.56%.
Summary of Material Terms of the Amended 2016 Plan
The following is a summary of the material terms of the Amended 2016 Plan as approved by the Board. This is only a summary and does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended 2016 Plan, a copy of which is attached as Appendix B to this proxy statement.
Administration
The Amended 2016 Plan will generally be administered by the Compensation Committee (or its successor), or any other committee of the Board designated by the Board to administer the Amended 2016 Plan. References to the “Committee” in this proposal refer to the Compensation Committee or such other committee designated by the Board, as applicable. The Committee may from time to time delegate all or any part of its authority under the Amended 2016 Plan to any subcommittee thereof. Any interpretation, construction and determination by the Committee of any provision of the Amended 2016 Plan, or of any agreement, notification or document evidencing the grant of awards under the Amended 2016 Plan, will be final and conclusive. To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors of the Company, such administrative duties or powers as it deems advisable. In addition, the Committee may by resolution, subject to certain restrictions set forth in the Amended 2016 Plan, authorize one or more officers of the Company to (1) designate employees to be recipients of awards under the Amended 2016 Plan, and (2) determine the size of such awards. However, the Committee may not delegate such responsibilities for awards to be granted to any employee who is an officer, director or otherwise subject to the reporting requirements of Section 16 of the Exchange Act.
Eligibility
Any person who is selected by the Committee to receive benefits under the Amended 2016 Plan and who is at that time an officer or other employee of the Company or any of its subsidiaries is eligible to participate in the Amended 2016 Plan. In addition, certain persons who provide services to the Company or any of its subsidiaries that are equivalent to those typically provided by an officer or other employee (provided that such persons satisfy the Form S-8 definition of “employee”), and non-employee directors of the Company, may also be selected by the Committee to participate in the Amended 2016 Plan. As of December 31, 2024, there were approximately 5,900 employees and six (6) non-employee directors of

PROPOSAL 4 - APPROVING THE MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN
the Company expected to be eligible to participate in the Amended 2016 Plan. The basis for participation in the Amended 2016 Plan is the Committee’s (or its authorized delegate’s) decision, in its sole discretion, that an award to an eligible participant will further the Amended 2016 Plan’s purposes as described above. In exercising its discretion, the Committee (or its delegate) will consider the recommendations of management and the purposes of the Amended 2016 Plan.
Shares Available for Awards under the Amended 2016 Plan
As of March 20, 2025, total shares of common stock available for future awards under the Amended 2016 Plan amounts to 1,946,567.
Subject to adjustment as described in the Amended 2016 Plan, the number of shares available under the Amended 2016 Plan for awards of:
•stock options or appreciation rights;
•restricted stock;
•restricted stock units;
•other stock-based awards under the Amended 2016 Plan; or
•dividend equivalents paid with respect to awards under the Amended 2016 Plan;
shall be, in the aggregate, 6,000,000 shares which reflects the original share pool under the Existing 2016 Plan of 6,000,000. Shares available may be shares of common stock of original issuance, treasury shares or a combination of the foregoing.
Share Counting: The aggregate number of shares of common stock available under the Amended 2016 Plan will be reduced by one share for every share subject to an award granted under the Amended 2016 Plan.
If any award granted under the Amended 2016 Plan is forfeited, expires or is settled for cash (in whole or in part), the shares of common stock subject to the award will, to the extent of such forfeiture, expiration or cash settlement, again be available under the Amended 2016 Plan.
The Amended 2016 Plan further provides that the following shares of common stock will not be added (or added back, as applicable) to the aggregate number of shares of common stock available under the Amended 2016 Plan: (1) shares of common stock withheld by us in payment of the exercise price of a stock option granted under the Amended 2016 Plan, (2) shares of common stock tendered or otherwise used in payment of the exercise price of a stock option granted under the Amended 2016 Plan, (3) shares of common stock withheld by us or tendered or otherwise used to satisfy a tax withholding obligation, (4) shares of common stock subject to an appreciation right granted under the Amended 2016 Plan that are not actually issued in connection with its shares of common stock settlement on exercise, and (5) shares of common stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options granted under the Amended 2016 Plan.
Shares of common stock issued or transferred pursuant to awards granted under the Amended 2016 Plan in substitution for or in conversion of, or in connection with the assumption of, awards held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries will not count against the share limits under the Amended 2016 Plan. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the Amended 2016 Plan, but will not count against the share limits under the Amended 2016 Plan, provided that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the assumed plan absent the corporate transaction, and may only be made to individuals who were not employees or directors with us or any of our subsidiaries prior to such corporate transaction.

PROPOSAL 4 - APPROVING THE MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN
Types of Awards Under the Amended 2016 Plan
Pursuant to the Amended 2016 Plan, the Company may grant stock options (including non-qualified stock options and incentive stock options), appreciation rights, restricted stock, RSUs, cash incentive awards, dividend equivalents and certain other awards based on or related to our shares of common stock.
Generally, each grant of an award under the Amended 2016 Plan will be evidenced by an award agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee (or an award agreement), which will contain such terms and provisions as the Committee may determine, consistent with the Amended 2016 Plan. A brief description of the types of awards which may be granted under the Amended 2016 Plan is set forth below.
Stock Options
A stock option is a right to purchase shares upon exercise of the stock option. Stock options granted to an employee under the Amended 2016 Plan may consist of either an incentive stock option, a non-qualified stock options that does not comply with those requirements, or a combination of both. Incentive stock options may only be granted to employees of the Company or certain of our related corporations. Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, incentive stock options and non-qualified stock options must have an exercise price per share that is not less than the fair market value of a share of common stock on the date of grant. The term of a stock option may not extend more than ten years after the date of grant.
Each grant of a stock option will specify the applicable terms of the stock option, including the number of shares of common stock subject to the stock option.
Any grant of stock options may specify management objectives that must be achieved as a condition to the exercise of the stock options. Unless otherwise specified for an award, consideration to be paid in satisfaction of the exercise price will be payable in (1) cash or check; (2) shares of common stock; (3) subject to any conditions or limitations established by the Committee, by a net exercise arrangement pursuant to which the Company will withhold shares of common stock otherwise issuable upon exercise of a stock option; (4) by a combination of the foregoing methods; and (5) such other methods as may be approved by the Committee. The exercise of a stock option shall be accomplished in accordance with terms and conditions as may be established by the Committee from time to time. Stock options granted under the Amended 2016 Plan may not provide for dividends or dividend equivalents.
To the extent a stock option is not previously exercised as to all of the shares of common stock subject thereto, and, if the fair market value per share of common stock is greater than the exercise price then in effect, then the stock option will be deemed automatically exercised immediately before its expiration.
Appreciation Rights
The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of tandem appreciation rights in respect of stock options granted under the Amended 2016 Plan and free-standing appreciation rights. A tandem appreciation right is a right, exercisable by surrender of the related stock option, to receive from the Company an amount equal to 100%, or such lesser percentage as the Committee may determine, of the spread between the exercise price and the value of our shares of common stock on the date of exercise. Tandem appreciation rights may be granted at any time prior to the exercise or termination of the related stock option. However, a tandem appreciation right awarded in relation to an incentive stock option must be granted concurrently with such incentive stock option. A free-standing appreciation right is a right to receive from the Company an amount equal to 100%, or such lesser percentage as the Committee may determine, of the spread between the exercise price and the value of our shares of common stock on the date of exercise. Unless otherwise specified, references herein to “appreciation right(s)” include both tandem and free-standing appreciation rights.

PROPOSAL 4 - APPROVING THE MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN
Each grant of an appreciation right will be evidenced by an award agreement, which award agreement will describe such appreciation rights, identify the related stock option (for tandem appreciation rights), and contain such other terms and provisions, consistent with the Amended 2016 Plan, as the Committee may approve. A grant of appreciation rights may provide for earlier exercise, including in the case of retirement, death or disability of the participant. Any grant of appreciation rights may specify management objectives that must be achieved as a condition of the exercise of such appreciation rights. An appreciation right may be paid in cash, shares of common stock or any combination of the two.
Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of appreciation rights held by awardees of an entity engaging in a corporate acquisition or merger with the Company or any of our subsidiaries, the exercise price of a free-standing appreciation right may not be less than the fair market value of a share of common stock on the date of grant. The term of a free-standing appreciation right may not extend more than ten years from the date of grant. Appreciation rights granted under the Amended 2016 Plan may not provide for dividends or dividend equivalents.
To the extent an appreciation right is not previously exercised as to all of the shares of common stock subject thereto, and, if the fair market value per share of common stock is greater than the exercise price then in effect, then the appreciation right will be deemed automatically exercised immediately before its expiration.
Restricted Stock
Restricted stock constitutes an immediate transfer of the ownership of shares of common stock to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the Committee for a period of time determined by the Committee or until certain management objectives specified by the Committee are achieved.
Any grant of restricted stock may specify performance objectives that, if achieved, will result in termination or early termination of the restrictions applicable to the restricted stock. Any grant of restricted stock may require that any or all dividends or distributions paid on restricted stock that remain subject to a substantial risk of forfeiture be restricted or automatically deferred and reinvested in additional restricted stock, which may be subject to the same restrictions as the underlying restricted stock. However, dividends or other distributions on restricted stock with restrictions that lapse as a result of the achievement of management objectives will be deferred until and paid contingent upon the achievement of the applicable performance objectives. Each grant of restricted stock will be evidenced by an award agreement. Each award agreement will be subject to the Amended 2016 Plan and will contain such terms and provisions, consistent with the Amended 2016 Plan, as the Committee may approve.
Any grant or sale of restricted stock may provide for the earlier termination of restrictions on such restricted stock, including in the event of retirement, death or disability of the participant.
Restricted Stock Units
Restricted stock units awarded under the Amended 2016 Plan constitute an agreement by the Company to deliver shares of common stock, cash, or a combination of the two, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of performance objectives) during the restriction period as the Committee may specify. Unless otherwise specified by the Committee and subject to the terms of the Amended 2016 Plan, an award of service-based restricted stock units will vest in full on such date as may be approved by the Committee with respect to an award or any portion of an award, the “RSU Vesting Date”, if the participant remains in the continuous service of the Company or any subsidiary as of such date.

PROPOSAL 4 - APPROVING THE MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN
Any grant or sale of restricted stock units may provide for the earlier lapse or other modification of the restriction period, including in the event of retirement, death or disability of the participant.
Except as otherwise provided in an applicable award agreement, payment for vested restricted stock units will generally be made as soon as practicable following the RSU Vesting Date. However, except as otherwise provided in an applicable award agreement, to the extent the restricted stock units are vested but have not previously been settled on (1) the date of a change in control or (2) on the date of a participant’s cessation of service other than as a result of a termination for cause, payment will be made subject to the terms of the Amended 2016 Plan.
Each grant of a restricted stock unit award will be evidenced by an award agreement. Each award agreement will be subject to the Amended 2016 Plan and will contain such terms and provisions, consistent with the Amended 2016 Plan, as the Committee may approve.
Other Awards
The Committee may grant to any participant shares of common stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock. The terms and conditions of any such awards will be determined by the Committee.
In addition, the Committee may grant cash awards, as an element of or supplement to any other awards granted under the Amended 2016 Plan. The Committee may also grant shares of common stock as a bonus, or may grant other awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the Amended 2016 Plan or under other plans or compensatory arrangements, subject to terms determined by the Committee in a manner than complies with Section 409A of the Code.
Any grant of an other award may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, or disability of the participant.
Award Vesting Limitations
The Committee has the discretion to accelerate the vesting of any award in connection with or following a holder’s death, disability, termination of service or the consummation of a change in control. Except as otherwise provided in the Amended 2016 Plan, the Committee, in its sole discretion, may provide that upon certain events, including, without limitation, a change in control, the holder’s death, retirement or disability or any other specified termination of service or any other event, the holder’s rights in unvested restricted stock then subject to restrictions shall not lapse, such restricted stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.
In the event that the successor corporation in a change in control refuses to assume or substitute for an award (other than any portion subject to performance-based vesting), the Committee may cause (i) any or all of such award (or portion thereof) to terminate in exchange for cash, rights or other property or (ii) any or all of such award (or portion thereof) to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such award to lapse. If any such award is exercisable in lieu of assumption or substitution in the event of a change in control, the Committee shall notify the holder that such award shall be fully exercisable for a period of fifteen days from the date of such notice, contingent upon the occurrence of the change in control, and such award shall terminate upon the expiration of such period.
The Amended 2016 Plan includes a definition of “change in control.” In general, except as otherwise set forth in an award agreement, a change in control will be deemed to have occurred if: (1) a person or group becomes the beneficial owner of 50% or more of our then-outstanding shares of common stock or the combined voting power of the Company’s then-outstanding securities entitled to vote; (2) individuals who constituted the Board cease for any reason to constitute at least a majority of the Board, unless their

PROPOSAL 4 - APPROVING THE MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN
replacements are approved as described in the Amended 2016 Plan; (3) the Company closes a reorganization, merger, consolidation, significant sale of assets or other similar transaction resulting in a substantial change in its ownership or board composition, as further described in the Amended 2016 Plan; or (4) liquidation or dissolution.
Performance Objectives
The Amended 2016 Plan provides that any of the awards set forth above may be granted subject to the achievement of specified performance objectives as so determined by the Committee. Performance objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its subsidiaries.
Transferability of Awards
Except as otherwise provided by the Committee, no stock option, appreciation right, restricted stock, restricted stock unit, cash incentive award, other award or dividend equivalents paid with respect to awards made under the Amended 2016 Plan will be transferrable by a participant except by will or the laws of descent and distribution, or, except in the case of an incentive stock option, by a domestic relations order pursuant to Section 414(p)(1)(B) of the Code. In no event will any such award granted under the Amended 2016 Plan be transferred for value. Except as otherwise determined by the Committee, stock options and appreciation rights will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law or court supervision.
The Committee may specify at the grant date that all or part of the shares of common stock that are subject to awards under the Amended 2016 Plan will be subject to further restrictions on transfer.
Adjustments; Corporate Transactions
In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an equity restructuring, the Committee may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of shares that may be issued under the Amended 2016 Plan (including, but not limited to, adjustments of the limitations on the maximum number and kind of shares which may be issued under the Amended 2016 Plan, and adjustments of the award limit in Section 3.2 of the Amended 2016 Plan); (ii) the number and kind of shares (or other securities or property) subject to outstanding awards; (iii) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto); (iv) the grant or exercise price per share for any outstanding Awards under the Amended 2016 Plan; and (v) the number and kind of shares (or other securities or property) for which automatic grants are subsequently to be made to new and continuing non-employee directors.
Prohibition on Repricing
Except in connection with certain corporate transactions or changes in the capital structure of the Company, the terms of outstanding awards may not be amended to (1) reduce the exercise price or exercise price of outstanding stock options or appreciation rights, respectively, or (2) cancel outstanding stock options or appreciation rights in exchange for cash, other awards or stock options or appreciation rights with an exercise price or exercise price, as applicable, that is less than the exercise price or exercise price of the original stock options or appreciation rights, as applicable, without stockholder approval. The Amended 2016 Plan specifically provides that this provision is intended to prohibit the repricing of “underwater” stock options and appreciation rights and that it may not be amended without approval by our stockholders.

PROPOSAL 4 - APPROVING THE MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN
Grants to Non-U.S. Based Participants
In all instances subject to the limitations under the Amended 2016 Plan, in order to facilitate the making of any grant or combination of grants under the Amended 2016 Plan, the Committee may provide for such special terms for awards to participants who are foreign nationals, who are non-employee directors or employed by the Company or any of its subsidiaries outside of the United States of America or who provide services to the Company or any of its subsidiaries under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.
Withholding
To the extent the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the Amended 2016 Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements, in the discretion of the Committee, may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of shares of common stock, and such participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold shares of common stock having a value equal to the amount required to be withheld. When a participant is required to pay the Company an amount required to be withheld under applicable federal, state, or local laws (including employment taxes), the participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the participant, shares of common stock having a value equal to the amount required to be withheld or by delivering to the Company other shares of common stock held by such participant. The shares used for tax or other withholding will be valued at an amount equal to the market value of such shares on the date the benefit is to be included in participant’s income. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of shares of common stock acquired upon the exercise of stock options or appreciation rights.
No Right to Continued Employment
The Amended 2016 Plan does not confer upon any participant any right with respect to continuance of employment or service with the Company or any of its subsidiaries.
Effective Date of the Amended 2016 Plan
The Amended 2016 Plan will become effective on the date it is approved by the Company’s stockholders. No grants will be made under the Amended 2016 Plan on or after February 6, 2035, except that outstanding awards granted prior to such date will continue in effect thereafter subject to the terms thereof and of the Amended 2016 Plan.
Amendment and Termination of the Amended 2016 Plan
The Board generally may amend the Amended 2016 Plan from time to time in whole or in part. However, if any amendment (1) would materially increase the benefits accruing to participants under the Amended 2016 Plan, (2) would materially increase the number of shares which may be issued under the Amended 2016 Plan, (3) would materially modify the requirements for participation in the Amended 2016 Plan, or (4) must otherwise be approved by our stockholders in order to comply with applicable law or the rules of the Nasdaq Stock Market, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained. Furthermore, except as set forth in the applicable Award Agreement, no amendment of the Amended 2016 Plan will be made that would impair

PROPOSAL 4 - APPROVING THE MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN
the rights of a participant with respect to a previously granted award without his or her consent, except such an amendment made to comply with applicable law, tax rules, listing standards or accounting rules.
Further, subject to the Amended 2016 Plan’s prohibition on repricing, the Committee generally may amend the terms of any award prospectively or retroactively. Except in the case of certain adjustments permitted under the Amended 2016 Plan, no such amendment may be taken that would impair the rights of any participant without his or her consent. If permitted by Section 409A of the Code and subject to certain other limitations set forth in the Amended 2016 Plan, and including in the case of termination of employment due to death, disability or retirement, in the case of unforeseeable emergency or other special circumstances, the Committee may accelerate the vesting of certain awards granted under the Amended 2016 Plan.
The Board may, in its discretion, terminate the Amended 2016 Plan at any time. Termination of the Amended 2016 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. No grant will be made under the Amended 2016 Plan more than ten years after the date that the Amended 2016 Plan is approved by our stockholders, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms of the Amended 2016 Plan.
New Plan Benefits
It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the Amended 2016 Plan because the grant and actual pay-out of awards under the Amended 2016 Plan are subject to the discretion of the Committee.
Federal Income Tax Consequences
The following is a brief summary of certain Federal income tax consequences of certain transactions under the Amended 2016 Plan based on Federal income tax laws in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for Amended 2016 Plan participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.
Tax Consequences to Participants
Restricted Stock
The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the shares of restricted stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (or Restrictions). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient. Nor does this summary describe tax consequences based on particular circumstances.
Non-qualified Stock Options
In general:
•no income will be recognized by an optionee at the time a non-qualified stock option is granted;

PROPOSAL 4 - APPROVING THE MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN
•at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise (including option shares withheld by the Company to satisfy tax withholding obligations); and
•at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.
Incentive Stock Options
No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If shares of common stock are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.
If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
Appreciation Rights
No income will be recognized by a participant in connection with the grant of an appreciation right. When the appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received on the exercise.
Restricted Stock Units
No income generally will be recognized upon the award of restricted stock units. The recipient of a restricted stock unit award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such restricted stock units), and the capital gains/loss holding period for such shares will also commence on such date.
Tax Consequences to the Company or its Subsidiaries
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

PROPOSAL 4 - APPROVING THE MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN
Prior Grants under the Existing 2016 Plan
The following table sets forth, with respect to the individuals and groups named below, the aggregate number of shares subject to options previously granted under the Existing 2016 Plan (whether or not outstanding, vested or forfeited, as applicable) as of March 20, 2025, and the aggregate number of shares subject to full-value awards previously granted under the Existing 2016 Plan (whether or not outstanding, vested or forfeited, as applicable) as of March 20, 2025.

Name and Position	Number of Shares Subject to Stock Options	Number of Shares Subject to Full Value Awards
August J. Troendle Chief Executive Officer	820,633	13,941
Kevin M. Brady Chief Financial Officer	55,394	13,500
Jesse J. Geiger President	199,932	17,382
Susan E. Burwig Executive Vice President, Operations	211,489	18,783
Stephen P. Ewald General Counsel and Corporate Secretary	119,920	11,836
All current executive officers as a group	—	—
All current directors who are not executive officers as a group	141,495	2,639
All employees, including all current officers who are not executive officers, as a group	1,250,884	835,601

PROPOSAL 4 - APPROVING THE MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN
EQUITY COMPENSATION PLAN INFORMATION
The number of shares underlying outstanding stock options, the weighted-average exercise price of such outstanding options and the number of additional shares remaining available for future issuance under our equity plans, as of December 31, 2024, are as follows:

PLAN	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)	WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B) (1)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN(A)) (C) (2)
Equity compensation plans approved by security holders
2014 Equity Incentive Plan (3)	—	$—	—
2016 Incentive Award Plan	1,143,368	$130.33	2,082,563
Equity compensation plans not approved by security holders	—	—	—
Total	1,143,368	$130.33	2,082,563

(1)The Company has no outstanding options, warrants and rights that can be exercised for no consideration, except for the 829 stock appreciation rights included in column (A).
(2)Includes securities that may be issued as stock options, restricted shares and restricted stock units.
(3)As of our initial public offering, no further grants have been or will be made under the 2014 Equity Incentive Plan.
VOTE REQUIRED
This proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the Amended 2016 Plan.

The Board of Directors unanimously recommends a vote FOR this proposal to approve the Medpace Holdings, Inc. 2016 Amended and Restated Incentive Award Plan.

PROPOSAL 5
Advisory Vote on a Stockholder Proposal

A stockholder has informed the Company that he intends to present the proposal set forth below at our Annual Meeting. The name and address of the stockholder and the number of the Company’s securities that the stockholder owns will be provided to stockholders promptly upon request. If the stockholder (or his “qualified representative”) is present at the Annual Meeting and properly submits the proposal for a vote, then the stockholder proposal will be voted upon at the Annual Meeting. The stockholder specifically requested that we include the graphic in the stockholder’s proposal. In accordance with federal securities laws, the stockholder proposal is presented below as submitted by the stockholder and is quoted verbatim. The Company disclaims all responsibility for the content of the proposal and the supporting statement, including other sources referenced in the supporting statement as well as the proposal’s graphic. The Board of Directors recommends that stockholders vote AGAINST the stockholder proposal.
Stockholder Proposal
Proposal 5 -- Simple Majority Vote
Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This includes making the necessary changes in plain English.
Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. The supermajority voting requirements of Medpace Holdings have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to "What Matters in Corporate Governance" by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.
This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy and Macy's. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice. This proposal topic also received overwhelming 98%-support at the 2023 annual meetings of American Airlines (AAL) and The Carlyle Group (CG).
The overwhelming shareholder support for this proposal topic at hundreds of major companies raises the question of why Medpace Holdings has not initiated this proposal topic on its own. It also raises the question that Medpace Holdings may be overlooking other areas of corporate governess improvement that could easily be adopted to increase shareholder value at virtually no cost.
It is important to improve the Medpace Holdings corporate governance now since the 2 directors standing for election at the 2024 Medpace Holdings annual meeting were rejected by 30% and 38% of shares. A 5% rejection is often the norm at well-performing companies.
Adoption of this proposal will also facilitate adoption of annual election of each Medpace Holdings director which was approved by 99% of Medpace shares at the 2024 annual meeting. It seems that if Medpace

PROPOSAL 5 - ADVISORY VOTE ON A STOCKHOLDER PROPOSAL
Holdings was serious about adopting annual election of each director that it would have first asked shareholders to first approve this proposal topic.
Please vote yes:
Simple Majority Vote — Proposal 5
For the reasons discussed below, the Board of Directors recommends that stockholders vote AGAINST the foregoing proposal.
Under the Company’s governing documents and Delaware law, nearly all matters submitted to our stockholders for approval require the approval of a simple majority of the votes cast, including all matters voted upon at this year’s Annual Meeting (other than the election of directors, which requires a plurality vote). As permitted by Delaware law, the Company’s stockholder-approved Restated Certificate of Incorporation (the “charter”) and its Second Amended and Restated Bylaws (the “bylaws”) do, however, provide that if certain actions are to be taken by stockholders, those actions will require more than a simple majority vote, including: (i) certain business combination transactions with an “interested stockholder” (subject to certain exceptions, including an exception for transactions approved by the Board), (ii) amendment of the bylaws, and (iii) amendment of certain provisions of the charter, including provisions relating to stockholder annual and special meetings, forum selection, board structure, board vacancies, director elections and director removal.
These supermajority voting requirements relate to fundamental elements of our corporate governance. They have been included in our charter for many years and are commonly included in the corporate charters and bylaws of many publicly-traded Delaware companies. In general, these provisions are designed to provide minority stockholders with a measure of protection against changes in corporate governance and other self-interested actions by one or more large stockholders.
While some corporations have eliminated supermajority provisions, we do not believe that a formulaic approach as suggested by the proponent is appropriate. The Board believes that more meaningful voting requirements are appropriate for issues that have a long-lasting effect on the Company. For example, the provisions relating to business combinations are intended to provide minority stockholders with a measure of protection against business combination and other transactions that may be inadequately priced, unfair, coercive or otherwise not in their best interests. These provisions are not intended to, and do not, preclude unsolicited, non-abusive offers to acquire the Company at a fair price. They are designed, instead, to encourage any potential acquirer to negotiate directly with the Board, which the Board believes is in the best position to evaluate the adequacy and fairness of proposed offers, to negotiate on behalf of all stockholders, and to protect stockholders against abusive takeover tactics.
The Board also believes that there are important reasons for requiring a broad consensus of the stockholders to amend certain fundamental governance provisions in the Company’s bylaws and charter, and that requiring a supermajority vote for such amendments protects stockholders against the self-interested actions of a few large investors. For example, if the proposal submitted by the proponent were implemented it could become possible for a small number of very large stockholders, whose interests may diverge from those of our other stockholders, to approve an amendment to the Company’s bylaws and change the size or composition of the current Board. Importantly, the supermajority voting requirements in the bylaws and charter do not preclude changes to the Company’s organizational documents. Rather, they help to ensure that certain fundamental changes to the organizational documents are made only with a broad consensus of stockholders, rather than by a “simple majority” of stockholders (which may, in practice, be the holders of a minority of shares outstanding).
The Board will continue to consider whether changes to the Company’s charter and bylaws are appropriate and in the best interests of the stockholders and the Company in the future. For the reasons set forth above, however, the Board believes at this time that implementation of the proposal would not serve the best interests of our stockholders or the Company.

PROPOSAL 5 - ADVISORY VOTE ON A STOCKHOLDER PROPOSAL
VOTE REQUIRED
The stockholder proposal requires the affirmative vote of a majority in voting power of the shares present virtually or represented by proxy and entitled to vote on the proposal.

The Board of Directors unanimously recommends a vote AGAINST this proposal

DIRECTOR COMPENSATION
We adopted a Non-Employee Director Compensation Policy that became effective after the effectiveness of the Company’s initial public offering. This policy was revised as of October 25, 2018, and was revised further October 21, 2022. With the exception of certain provisions related to the RSU election process which were effective as of October 21, 2022, the revisions to the Non-Employee Director Compensation Policy made on October 21, 2022, became effective as of January 1, 2023. The revised Non-Employee Director Compensation Policy was filed as an exhibit to our Form 10-K for the year ended December 31, 2022.
Pursuant to the Non-Employee Director Compensation Policy that governed director compensation for the fiscal year ended December 31, 2024, each eligible non-employee director received an annual retainer with a value of $60,000 for service on the Board. The lead independent director received an additional annual retainer with a value of $25,000. Each Compensation Committee member, other than the Compensation Committee chairperson, received an additional annual retainer with a value of $7,500 and the Compensation Committee chairperson received an additional annual retainer with a value of $20,000. Each Audit Committee member, other than the Audit Committee chairperson, received an additional annual retainer with a value of $10,000 and the Audit Committee chairperson received an additional annual retainer with a value of $25,000. Directors who served on the Nominating and Governance Committee did not receive any additional compensation for their services on the Nominating and Governance Committee. Each annual retainer was paid quarterly in arrears. For the fiscal year ended December 31, 2024, Mr. Carley, Mr. Kraft and Mr. McCarthy elected to receive all annual retainers in the form of shares of restricted stock units.
On May 17, 2024, the date of our 2024 Annual Meeting of Stockholders, pursuant to the Non-Employee Director Compensation Policy that governed director compensation for the fiscal year ended December 31, 2024, each non-employee director was granted an award of an option to purchase the numbers of shares of Common Stock (at a per-share exercise price equal to the closing price per share of the Common Stock on the date of such annual meeting) that has a grant date fair value of $150,000. The terms of each such award are set forth in a written award agreement between each director and us.
All cash and equity awards granted under the Non-Employee Director Compensation Policy will be granted under, and subject to the limits of, the 2016 Incentive Plan.
Our directors who are employed by us or our subsidiaries do not receive any compensation except as limited to expense reimbursement.

DIRECTOR COMPENSATION
2024 DIRECTOR COMPENSATION TABLE
The following table sets forth summary compensation information for our directors for the fiscal year ended December 31, 2024:

NAME	FEES EARNED OR PAID IN CASH ($)	FEES EARNED OR PAID IN RSUs (1)	OPTION AWARDS (2) (3) (4) ($)	TOTAL ($)
Brian T. Carley	$—	$84,735	$149,916	$234,651
Fred B. Davenport, Jr.	$115,000	$—	$149,916	$264,916
Femida H. Gwadry-Sridhar	$60,000	$—	$149,916	$209,916
Ashley M. Keating (5)	$30,000	$—	$149,916	$179,916
Robert O. Kraft	$—	$77,426	$149,916	$227,342
Cornelius P. McCarthy III	$—	$67,409	$149,916	$217,325
August J. Troendle (6)	$—	$—	$—	$—
Dani S. Zander (7)	$30,000	$—	$131,497	$161,497
(1)Pursuant to the Non-Employee Director Compensation Policy, for the fiscal year ended December 31, 2024, Mr. Carley, Mr. Kraft and Mr. McCarthy elected to receive all annual retainers in the form of shares of restricted stock units ("RSUs"). On November 30, 2023, Mr. Carley was granted 313 RSUs, Mr. Kraft was granted 286 RSUs, and Mr. McCarthy was granted 249 RSUs. Approximately 1/4 of the RSUs vest as compensation in arrears on the last day of each calendar quarter during the year in which the annual retainer(s) represented by the RSUs is earned. All RSUs have been valued based on the closing market price of the Company's common stock on the date of grant as quoted on the NASDAQ Global Select Market.
(2)All stock option awards granted to any directors have been valued based on the fair value of the option awards using the Black-Scholes-Merton option pricing model. We provide information regarding the assumptions used to calculate the value of all option awards made to directors in 2024 in our Annual Report on Form 10-K for 2024 under “Equity Awards – Valuation Assumptions”.
(3)The aggregate number of options outstanding for each director appears in the table that follows.
(4)In connection with our 2024 Annual Meeting, on May 17, 2024, pursuant to the Non-Employee Director Compensation Policy, Mr. Carley, Mr. Davenport, Dr. Gwadry-Sridhar, Ms. Keating, Mr. Kraft and Mr. McCarthy were each granted stock options under the 2016 Incentive Plan. The terms of the stock options provide for (i) an exercise price equal to $393.30 per share; (ii) vesting on the earlier of (a) the day immediately preceding the date of the first annual meeting of the Company following the date of the grant and (b) the first anniversary of the date of the grant; and (iii) expiration upon the seventh anniversary of the date of grant.
(5)The options that were awarded to Ms. Keating during the fiscal year ended December 31, 2024, were unvested when Ms. Keating resigned from the Board of Directors effective as of June 30, 2024, and were forfeited upon her resignation.
(6)Mr. Troendle receives no cash or equity compensation for his service as a member of the board of directors.
(7)In connection with Dr. Zander's election to the Board and pursuant to the Non-Employee Director Compensation Policy, on July 1, 2024, Dr. Zander was granted an equity award in the form of an option to purchase 824 shares of the Company’s common stock with a term of seven years and an exercise price equal to the closing price per share of the Company’s common stock on July 1, 2024. The option vests on the earlier of (a) the day immediately preceding the date of the first annual meeting of the Company following the date of the grant and (b) the first anniversary of the date of the grant.

DIRECTOR COMPENSATION
The following table shows the aggregate number of option awards outstanding on December 31, 2024 for each of our directors.

Name	Grant Date	Number of Securities Underlying Options (#)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable

Brian T. Carley	5/18/2018	8,127	8,127	—
	5/17/2019	6,472	6,472	—
	5/15/2020	3,858	3,858	—
	5/14/2021	1,822	1,822	—
	5/20/2022	1,903	1,903	—
	5/19/2023	1,769	1,769	—
	5/17/2024	953	—	953

Fred B. Davenport, Jr.	8/13/2018	4,710	4,710	—
	5/17/2019	6,472	6,472	—
	5/15/2020	3,858	3,858	—
	5/14/2021	1,822	1,822	—
	5/20/2022	1,903	1,903	—
	5/19/2023	1,769	1,769	—
	5/17/2024	953	—	953

Femida H. Gwadry-Sridhar	1/16/2023	573	573	—
	5/19/2023	1,769	1,769	—
	5/17/2024	953	—	953

Robert O. Kraft	5/17/2019	6,472	6,472	—
	5/15/2020	3,858	3,858	—
	5/14/2021	1,822	1,822	—
	5/20/2022	1,903	1,903	—
	5/19/2023	1,769	1,769	—
	5/17/2024	953	—	953

Cornelius P. McCarthy III	5/17/2019	6,472	6,472	—
	5/15/2020	3,858	3,858	—
	5/14/2021	1,822	1,822	—
	5/20/2022	1,903	1,903	—
	5/19/2023	1,769	1,769	—
	5/17/2024	953	—	953

August J. Troendle	3/1/2019	37,417	37,417	—
	5/2/2019	234,259	234,259	—
	2/28/2020	84,770	84,770	—
	4/27/2021	57,570	57,570	—
	2/15/2022	93,174	93,174	—
	8/5/2024	50,000	50,000	—

Dani S. Zander	7/1/2024	824	—	824

Security Ownership of Certain Beneficial Owners and Management
COMMON STOCK
The following table sets forth certain information with respect to holdings of our Common Stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Common Stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers and all directors and executive officers as a group as of March 20, 2025, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person or an entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 30,228,414 shares of Common Stock outstanding and entitled to vote as of March 20, 2025. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of March 20, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed below is 5375 Medpace Way, Cincinnati, Ohio 45227. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

NAME OF BENEFICIAL OWNER	NUMBER	PERCENTAGE

5% or Greater Stockholders
Medpace Investors, LLC (1)	4,733,019	15.7%

Named Executive Officers
August J. Troendle (2)	6,018,308	19.7%
Kevin M. Brady (3)	18,000	*
Jesse J. Geiger (4)	78,304	*
Susan E. Burwig (5)	161,061	*
Stephen P. Ewald (6)	13,343	*

Non-Employee Directors
Brian T. Carley (7)	42,872	*
Fred B. Davenport, Jr. (8)	23,487	*
Femida H. Gwadry-Sridhar (9)	3,295	*
Robert O. Kraft (10)	17,496	*
Cornelius P. McCarthy III (11)	22,114	*
Dani S. Zander (9)	824	*
All executive officers and directors as a group (11 persons) (12)	6,399,104	20.8%
*    Less than one percent.
(1)August J. Troendle, as the sole manager and controlling unit holder of Medpace Investors, LLC (“MPI”), has sole voting and investment control with respect to these shares.
(2)Includes 1,011,102 shares of Common Stock held by August J. Troendle in a revocable trust, 4,733,019 shares of Common Stock directly held by MPI and 274,187 shares of Common Stock which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of March 20, 2025. Mr. Troendle, as the sole manager and controlling unit holder of MPI, has sole voting and investment control with respect to the shares held by MPI. Does not include 1,000 unvested restricted stock units that do not have voting rights and will not vest within 60 days of March 20, 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(3)Includes 6,000 shares of Common Stock and 12,000 shares of Common Stock which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of March 20, 2025. Does not include 8,500 unvested restricted stock units that do not have voting rights and will not vest within 60 days of March 20, 2025.
(4)Includes 36,503 shares of Common Stock and 41,801 shares of Common Stock which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of March 20, 2025. Does not include 11,000 unvested restricted stock units that do not have voting rights and will not vest within 60 days of March 20, 2025.
(5)Includes 65,000 shares of Common Stock and 96,061 shares of Common Stock which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of March 20, 2025. Does not include 11,000 unvested restricted stock units that do not have voting rights and will not vest within 60 days of March 20, 2025.
(6)Represents 13,343 shares of Common Stock. Does not include 8,500 unvested restricted stock units that do not have voting rights and will not vest within 60 days of March 20, 2025.
(7)Includes 26,032 shares of Common Stock, 16,777 shares of Common Stock which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of March 20, 2025, and 63 restricted stock units which will vest within 60 days of March 20, 2025. Does not include 186 unvested restricted stock units that do not have voting rights and will not vest within 60 days of March 20, 2025.
(8)Includes 2,000 shares of Common Stock owned by a trust for the benefit of Mr. Davenport and 21,487 shares of Common Stock which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of March 20, 2025.
(9)Represents shares of Common Stock which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of March 20, 2025.
(10)Includes 662 shares of Common Stock, 16,777 shares of Common Stock which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of March 20, 2025, and 57 restricted stock units which will vest within 60 days of March 20, 2025. Does not include 170 unvested restricted stock units that do not have voting rights and will not vest within 60 days of March 20, 2025.
(11)Includes 5,287 shares of Common Stock, 16,777 shares of Common Stock which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of March 20, 2025, and 50 restricted stock units which will vest within 60 days of March 20, 2025. Does not include 148 unvested restricted stock units that do not have voting rights and will not vest within 60 days of March 20, 2025.
(12)Includes 4,733,019 shares of Common Stock directly held by MPI. Mr. Troendle, as the sole manager and controlling unit holder of MPI, has sole voting and investment control with respect to the shares held by MPI. Includes 1,165,929 shares of Common Stock, 170 restricted stock units which will vest within 60 days of March 20, 2025, and 499,986 shares of Common Stock which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of March 20, 2025. Does not include 40,504 unvested restricted stock units that do not have voting rights and will not vest within 60 days of March 20, 2025.

Certain Relationships
POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS
Our Board has adopted a written Related Person Transaction Policy and Procedures, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we (including any of our subsidiaries) are, were or will be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person has, had or will have a direct or indirect material interest, which may include, without limitation, purchases of goods or services by or from the related party or entities in which the related party has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party.
Under the policy, management is required to present to the Audit Committee each proposed related party transaction. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. If advance Audit Committee approval of a related party transaction is not feasible, then the transaction may be preliminarily entered into by management upon prior approval by the Chairperson of the Audit Committee, subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting. Any related party transaction must be approved or ratified by the Audit Committee in order to be consummated or continue, as applicable. Management is responsible for updating the Committee as to any material changes to any approved or ratified related party transaction and for providing a status report at least annually of all current related party transactions at a regularly scheduled meeting of the Audit Committee. No director may participate in approval of a related party transaction for which he or she is a related party.
In this section the term “Advanced billings” represents cash received from customers, or billed amounts per an agreed upon payment schedule, in advance of services being performed or revenue being recognized.
In this section the term “Accounts receivable and unbilled, net” means:
Accounts receivable represent amounts due from the Company’s customers who are concentrated primarily in the pharmaceutical, biotechnology, and medical device industries. Unbilled services represent revenue recognized to date that is currently not billable to the customer pursuant to contractual terms. In general, amounts become billable upon the achievement of negotiated contractual events or in accordance with predetermined payment schedules. Amounts classified to unbilled services are those billable to customers within one year from the respective balance sheet date.
The Company grants credit terms to its customers prior to signing a service contract and monitors the creditworthiness of its customers on an ongoing basis. The Company maintains an allowance for doubtful accounts based on specific identification of accounts receivable that are at risk of not being collected. Uncollectible accounts receivable are written off only after all reasonable collection efforts have been exhausted. Moreover, in some cases the Company requires advance payment from its customers for a portion of the study contract price upon the signing of a service contract. These advance payments are deferred and recognized as revenue as services are performed.
The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Common Stock.

CERTAIN RELATIONSHIPS
REGISTRATION RIGHTS AGREEMENT
In connection with our IPO, we entered into a Registration Rights Agreement with Mr. Troendle and other holders of Company common stock who have since sold all of their shares and are no longer parties to the Registration Rights Agreement. Pursuant to this Registration Rights Agreement, on February 14, 2023 we filed a registration statement on Form S-3 with the U.S. Securities and Exchange Commission (“SEC”) covering an indeterminate amount of securities for a primary offering by us and an aggregate of 7,289,662 shares of common stock for a secondary offering by Medpace Investors, LLC and Mr. Troendle. The Company is responsible for the payment of certain fees and expenses related to the filing of the registration statement and related offerings of securities.
LIB THERAPEUTICS, INC. AND SUBSIDIARIES (“LIB”)
Certain executives and employees of the Company, including our Chief Executive Officer, are members of LIB’s board of managers and/or have equity investments in LIB. The Company entered into a Master Services Agreement dated November 24, 2015, with LIB, a company that engages in research, development, marketing and commercialization of pharmaceutical drugs. Subsequently, the Company and LIB have entered into several task orders for the Company to perform clinical trial related services. The Company recognized total revenue from LIB of $21.7 million during the year ended December 31, 2024 in the Company’s consolidated statement of operations. As of December 31, 2024, the Company had, from LIB, Advanced billings of $9.5 million in the consolidated balance sheets. In addition, the Company had Accounts receivable and unbilled, net from LIB of $2.8 million in the consolidated balance sheets at December 31, 2024.
CINRX PHARMA, SUBSIDIARIES AND AFFILIATES (“CINRX”)
Certain executives and employees of the Company, including our Chief Executive Officer, are members of CinRx’s board of managers and/or have equity investments in CinRx, a biotech company. The Company and CinRx have entered into several task orders for the Company to perform clinical trial related services. During the year ended December 31, 2024, the Company recognized total revenue from CinRx of $28.3 million in the Company’s consolidated statements of operations. As of December 31, 2024, the Company had Advanced billings from CinRx of $5.2 million in the consolidated balance sheets. As of December 31, 2024, the Company had Accounts receivable and unbilled, net from CinRx of $1.4 million in the consolidated balance sheets. The Company had Prepaid expenses and other current assets with CinRx of $0.1 million in the consolidated balance sheet at December 31, 2024.
THE SUMMIT HOTEL (“THE SUMMIT HOTEL”)
The Summit Hotel, located on the Medpace campus, is owned by our Chief Executive Officer. Medpace incurs travel lodging and meeting expenses at The Summit Hotel. During the year ended December 31, 2024, Medpace incurred expenses of $0.3 million at The Summit Hotel.
MEDPACE INVESTORS, LLC (“MEDPACE INVESTORS”)
Medpace Investors is a noncontrolling stockholder and related party of the Company. Medpace Investors is owned and managed by employees of the Company. Our Chief Executive Officer is also the manager and majority unit holder of Medpace Investors and our other executive officers and certain other employees are unit holders of Medpace Investors. As of December 31, 2024, upon a distribution of our Common Stock held by Medpace Investors, our Chief Executive Officer would receive approximately 85.7% of such shares.

CERTAIN RELATIONSHIPS
LEASED REAL ESTATE
The Company entered into an operating lease for the occupancy of office space in a building in Cincinnati, Ohio with an entity that is wholly owned by our Chief Executive Officer. The lease was renewed in the first quarter of fiscal year 2023 for a term of ten years through December 2032 with a renewal option for one 10-year term at prevailing market rates. The Company pays rent, taxes, insurance, and maintenance expenses that arise from the use of the properties. Annual base rent for the corporate headquarters allows for adjustments to the rental rate annually for increases in the consumer price index. Operating lease cost recognized for the year ended December 31, 2024 was $2.7 million.
In 2018, Medpace, Inc. entered into a multi-year lease agreement governing future occupancy of additional office space in Cincinnati, Ohio, with an entity that is wholly owned by our Chief Executive Officer and certain members of his immediate family. The Company began to occupy the premises in the second quarter of fiscal year 2020. The lease expires in 2040 and the Company has two 10-year options to extend the term of the lease. The Company pays rent, taxes, insurance, and maintenance expenses that arise from the use of the property. Annual base rent for the corporate headquarters allows for adjustments to the rental rate annually for increases in the consumer price index. Operating lease cost recognized for the year ended December 31, 2024 was $5.7 million.
The Company entered into a multi-year lease agreement governing the occupancy of office space in a building in Cincinnati, Ohio, with an entity that is wholly owned by our Chief Executive Officer and certain members of his immediate family. The Company assumed occupancy in 2012 and the lease expires in 2027 with the Company having one 10-year option to extend the lease term. The Company pays rent, taxes, insurance, and maintenance expenses that arise from the use of the property. Annual base rent for the corporate headquarters allows for adjustments to the rental rate annually for increases in the consumer price index. Operating lease cost recognized for the year ended December 31, 2024 was $2.5 million.
The Company entered into a multi-year lease agreement governing the occupancy of office space in a building in Cincinnati, Ohio, with an entity that is wholly owned by our Chief Executive Officer and certain members of his immediate family. The Company assumed occupancy in 2012 and the lease expires in 2027 with the Company having one 10-year option to extend the lease term. In the first quarter of 2024, the Company reduced the lease term in connection with a plan to replace the leased office beginning in early 2025. The Company pays rent, taxes, insurance, and maintenance expenses that arise from the use of the property. Annual base rent for the corporate headquarters allows for adjustments to the rental rate annually for increases in the consumer price index. Operating lease cost recognized for the year ended December 31, 2024 was $2.9 million.
TRAVEL SERVICES
The Company incurs expenses for travel services for company executives provided by a private aviation charter company controlled by our Chief Executive Officer (“private aviation charter”). The Company may contract directly with the private aviation charter for the use of its aircraft or indirectly through a third party aircraft management and jet charter company (the “Aircraft Management Company”). The travel services provided are primarily for business purposes, with certain personal travel paid for as part of the executives’ compensation arrangements. The Aircraft Management Company also makes the private aviation charter's aircraft available to third parties. The Company incurred travel expenses of $1.9 million during the year ended December 31, 2024. As of December 31, 2024, the Company had Accounts payable to the Aircraft Management Company of $0.2 million in the consolidated balance sheets. For more information, see “Aircraft Usage” on page 36.
EMPLOYMENT AGREEMENT
We currently have an employment agreement with our Chief Executive Officer and founder, August J. Troendle. For more information, see “NEO Employment Agreement”.

CERTAIN RELATIONSHIPS
INDEMNIFICATION AGREEMENTS
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the fiscal year ended December 31, 2024.
Compensation Committee Interlocks and Insider Participation
During the fiscal year ended December 31, 2024, Fred B. Davenport, Jr., Robert O. Kraft, and Cornelius P. McCarthy III served as members of our Compensation Committee. No current member of our Compensation Committee is or has been our current or former officer or employee. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of our Compensation Committee during the fiscal year ended December 31, 2024.

Stockholders’ Proposals
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at 5375 Medpace Way, Cincinnati, Ohio 45227 in writing not later than December 3, 2025.
Stockholders intending to present a proposal at the 2026 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Second Amended and Restated Bylaws. Our Second Amended and Restated Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2026 Annual Meeting of Stockholders no earlier than the close of business on January 16, 2026 and no later than the close of business on February 15, 2026.
The notice must contain the information required by the Second Amended and Restated Bylaws, a copy of which is available upon request to our Corporate Secretary. In the event that the date of the 2026 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after May 16, 2026, then our Corporate Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2026 Annual Meeting and not later than the close of business on the 90th day prior to the 2026 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline. In addition, in order to comply with the universal proxy rules, stockholders who intend to solicit proxies for the 2026 Annual Meeting of Stockholders in support of director nominees other than Medpace's nominees must provide notice to Medpace that sets forth the information required by Exchange Act Rule 14a-19 not later than February 15, 2026.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
Other Matters
Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.
Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.
Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

Medpace’s Annual Report on Form 10-K
A copy of Medpace’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on March 20, 2025 without charge upon written request addressed to:
Medpace Holdings, Inc.
Attention: Corporate Secretary
5375 Medpace Way
Cincinnati, Ohio 45227
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the year ended December 31, 2024 at www.medpace.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN POSTAGE-PAID ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors

Stephen P. Ewald,
General Counsel and Corporate Secretary
Cincinnati, Ohio
April 2, 2025

Appendix A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Reconciliation of Non-GAAP Financial Measures
Definition of Non-GAAP Financial Measure
With respect to the references in this proxy statement to EBITDA, this is a non-GAAP financial measure used to supplement our financial statements, which are based on GAAP.
“EBITDA” is calculated as net income attributable to Medpace Holdings, Inc. before income tax expense, interest expense, net, depreciation, and amortization.
Reconciliation of Non-GAAP Financial Measures
MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(Amounts in thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,

	2024	2023	2024	2023
RECONCILIATION OF GAAP NET INCOME TO EBITDA
Net income (GAAP)	$117,018	$78,298	$404,386	$282,810
Interest (income) expense, net	(7,883)	(1,844)	(24,996)	488
Income tax provision	16,864	12,409	71,536	52,872
Depreciation	7,145	6,422	27,808	24,129
Amortization	361	550	1,443	2,199
EBITDA (Non-GAAP)	$133,505	$95,835	$480,177	$362,498
Net income margin (GAAP)	21.8%	15.7%	19.2%	15.0%
EBITDA margin (Non-GAAP)	24.9%	19.2%	22.8%	19.2%

Appendix B: PROPOSED MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN

Set forth below is the text of the Proposed Medpace Holdings, Inc. 2016 Amended and Restated Incentive Award Plan proposed by Proposal 4. Proposed additions are indicated by bold italics, and proposed deletions are indicated by strike-outs.
Proposed Medpace Holdings, Inc. 2016 Amended and Restated Incentive Award Plan
MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED
INCENTIVE AWARD PLAN
(As Amended and Restated, Effective as of February 6, 2025)
ARTICLE 1.
PURPOSE
The purpose of the Medpace Holdings, Inc. 2016 Amended and Restated Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of Medpace Holdings, Inc. (the “Company”) by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.
ARTICLE 2.
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1“Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article ~~12~~11. With reference to the duties of the Committee under the Plan which have been delegated to one or more Persons pursuant to Section ~~12.6~~11.6, or as to which the Board has assumed, the term “Administrator” shall refer to such Person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.
2.2“Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.
2.3“Applicable Law” shall mean any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
2.4“Automatic Exercise Date” shall mean, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable Option Term or Stock Appreciation Right Term that was initially established by the Administrator for such Option or Stock Appreciation Right (e.g., the last

APPENDIX B: PROPOSED MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN

business day prior to the seventh anniversary of the date of grant of such Option or Stock Appreciation Right if the Option or Stock Appreciation Right initially had a seven-year Option Term or Stock Appreciation Right Term, as applicable).
2.5“Award” shall mean an Option, a Stock Appreciation Right, a Restricted Stock award, a Restricted Stock Unit award, an Other Stock or Cash Based Award or a Dividend Equivalent award, which may be awarded or granted under the Plan.
2.6“Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.
2.7“Award Limit” shall mean, with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.2.
2.8“Board” shall mean the Board of Directors of the Company.
2.9“Change in Control” shall mean and includes each of the following:
(a)A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any Person directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company or any of its Subsidiaries; (ii) any acquisition by an employee benefit plan maintained by the Company or any of its Subsidiaries, (iii) any acquisition which complies with Sections 2.9(c)(i), 2.9(c)(ii) or 2.9(c)(iii); or (iv) in respect of an Award held by a particular Holder, any acquisition by the Holder or any group of Persons including the Holder (or any entity controlled by the Holder or any group of Persons including the Holder); or
(b)The Incumbent Directors cease for any reason to constitute a majority of the Board; or
(c)The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i)which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the Person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such Person, the “Successor Entity”)), ~~or Cinven beneficially owning, directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction,~~ and
(ii)after which no Person beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no Person shall be treated for purposes of this Section 2.9(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; and

APPENDIX B: PROPOSED MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN

(iii)after which at least a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such transaction; or
(d)The date which is 10 business days prior to the completion of a liquidation or dissolution of the Company.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
~~2.10“Cinven” shall mean Cinven Capital Management (V) General Partner Limited and its Control Investment Affiliates (excluding, for purposes of the definition of Change in Control, any operating portfolio companies of the foregoing).~~
2.10~~2.11~~“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.
2.11~~2.12~~“Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee of the Board described in Article ~~12~~ 11 hereof.
2.12~~2.13~~“Common Stock” shall mean the common stock of the Company, par value $0.01 per share.
2.13~~2.14~~“Company” shall have the meaning set forth in Article 1.
2.14~~2.15~~“Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.
2.15~~2.16~~“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.
2.16~~2.17~~“Control Investment Affiliate” shall mean, as to any Person, any other Person that (a) directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person and (b) is organized by such Person primarily for the purpose of making equity investments in one or more companies.
~~2.18 “Covered Employee” shall mean any Employee who is, or could become, a “covered employee” within the meaning of Section 162(m) of the Code.~~

APPENDIX B: PROPOSED MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN

2.17~~2.19~~“Director” shall mean a member of the Board, as constituted from time to time.
2.18~~2.20~~“Director Limit” shall have the meaning set forth in Section 4.6.
2.19~~2.21~~“Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section ~~10.2~~9.2.
2.20~~2.22~~“DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.
2.21~~2.23~~“Effective Date” shall mean the ~~day prior to the Public Trading Date~~ date this Plan was first approved by the Company’s stockholders.
2.22~~2.24~~“Eligible Individual” shall mean any Person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.
2.23~~2.25~~“Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Subsidiary.
2.24~~2.26~~“Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.
2.25~~2.27~~“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
2.26~~2.28~~“Expiration Date” shall have the meaning given to such term in Section ~~13.1(c~~12.1(c).
2.27~~2.29~~“Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:
(a)If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b)If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c)If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

APPENDIX B: PROPOSED MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN

Notwithstanding the foregoing, with respect to any Award granted after the effectiveness of the Company’s registration statement relating to its initial public offering and prior to the Public Trading Date, the Fair Market Value shall mean the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering filed with the Securities and Exchange Commission.
2.28~~2.30~~“Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).
2.29~~2.31~~“Holder” shall mean a Person who has been granted an Award.
2.30~~2.32~~“Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.
2.31~~2.33~~“Incumbent Directors” shall mean for any period of 12 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a Person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.9(a) or 2.9(c)) whose election or nomination for election to the Board was approved by a vote of at least a majority (either by a specific vote or by approval of the proxy statement of the Company in which such Person is named as a nominee for Director without objection to such nomination) of the Directors then still in office who either were Directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any Person other than the Board shall be an Incumbent Director.
2.32~~2.34~~“Non-Employee Director” shall mean a Director of the Company who is not an Employee.
2.33~~2.35~~“Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.6.
2.34~~2.36~~“Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.
2.35~~2.37~~“Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article ~~6~~5. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.
2.36~~2.38~~“Option Term” shall have the meaning set forth in Section ~~6.4~~5.4.
2.37~~2.39~~“Organizational Documents” shall mean, collectively, (a) the Company’s articles of incorporation, certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.
2.38~~2.40~~“Other Stock or Cash Based Award” shall mean a cash payment, cash bonus award, stock payment, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section ~~10.1~~9.1, which may include, without limitation, deferred stock, deferred stock units, performance awards, retainers, committee fees, and meeting-based fees.
~~2.41Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.~~

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2.39~~2.42~~“Performance Criteria” shall mean the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:
(a)The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue or sales or revenue growth; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit (either before or after taxes); (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital (or invested capital) and cost of capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs, reductions in costs and cost control measures; (xiv) expenses; (xv) working capital; (xvi) earnings or loss per share; (xvii) adjusted earnings or loss per share; (xviii) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xix) regulatory achievements or compliance; (xx) implementation or completion of critical projects; (xxi) market share; (xxii) economic value; (xxiii) productivity; (xxiv) operating efficiency; (xxv) economic value-added; (xxvi) cash flow return on capital; (xxvii) return on net assets; (xxviii) funds from operations; (xxix) funds available for distributions; (xxx) market penetration and geographic business expansion; (xxxi) customer satisfaction/growth; (xxxii) recruitment and retention of personnel; (xxxiii) human resources management; (xxxiv) supervision of litigation and other legal matters; (xxxv) strategic partnerships and transactions; (xxxvi) financial ratios (including those measuring liquidity, activity, profitability or leverage); (xxxvii) financing and other capital raising transactions; (xxxviii) year-end cash; and (xxxix) acquisition activity and marketing initiatives, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.
(b)The Administrator, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in Applicable Accounting Standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items of an unusual nature or of infrequency of occurrence or non-recurring items, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xix) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; (xx) items relating to foreign exchange or currency transactions and/or fluctuations; or (xxi) items relating to any other unusual or nonrecurring events or changes in Applicable Law, Applicable Accounting Standards or business conditions.~~For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.~~
2.40~~2.43~~“Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.

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2.41~~2.44~~“Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, vesting of, and/or the payment in respect of, an Award.
2.42~~2.45~~“Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.
2.43~~2.46~~“Person” shall mean any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act).
2.44~~2.47~~ “Plan” shall have the meaning set forth in Article 1.
2.45~~2.48~~“Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.
2.46~~2.49~~ “Public Trading Date” shall mean the first date upon which Common Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.
2.47~~2.50~~“Restricted Stock” shall mean Common Stock awarded under Article ~~8~~ 7 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.
2.48~~2.51~~“Restricted Stock Units” shall mean the right to receive Shares awarded under Article ~~9~~8.
2.49~~2.52~~“Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.
2.50~~2.53~~“Securities Act” shall mean the Securities Act of 1933, as amended.
2.51~~2.54~~“Shares” shall mean shares of Common Stock.
2.52~~2.55~~“Stock Appreciation Right” shall mean an Award entitling the Holder (or other Person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of such Award from the Fair Market Value on the date of exercise of such Award by the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.
2.53~~2.56~~“SAR Term” shall have the meaning set forth in Section ~~6.4~~5.4.
2.54~~2.57~~“Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.55~~2.58~~“Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be

APPENDIX B: PROPOSED MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN

construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.
2.56~~2.59~~“Termination of Service” shall mean:
(a)As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.
(b)As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.
(c)As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.
The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).
ARTICLE 3.
SHARES SUBJECT TO THE PLAN
3.1Number of Shares.
(a)Subject to Sections 3.1(b) and ~~13.2~~12.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards (including, without limitation, Incentive Stock Options) under the Plan is 6,000,000. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.
(b)If any Shares subject to an Award are forfeited or expire, are converted to shares of another Person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, or such Award is settled for cash (in whole or in part) (including Shares repurchased by the Company under Section ~~8.4~~ 7.4 at the same price paid by the Holder), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a

APPENDIX B: PROPOSED MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN

Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section ~~8.4~~ 7.4 at the same price paid by the Holder so that such Shares are returned to the Company shall again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
(c)Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.
3.2Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section ~~13.2~~12.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one Person during any calendar year shall be 1,500,000 and the maximum aggregate amount of cash that may be paid in cash to any one Person during any calendar year with respect to one or more Awards payable in cash shall be $5,000,000; provided, however, that the foregoing limitations shall not apply prior to the Public Trading Date and, following the Public Trading Date, the foregoing limitations shall not apply until the earliest of: (a) the first material modification of the Plan (including any increase in the number of Shares reserved for issuance under the Plan in accordance with Section 3.1); (b) the issuance of all of the Shares reserved for issuance under the Plan; (c) the expiration of the Plan; (d) the first meeting of stockholders at which members of the Board are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under Section 12 of the Exchange Act; or (e) such other date, if any, on which the “reliance period” described under U.S. Treasury Regulation 1.162-27(f)(2) expires pursuant to Section 162(m) of the Code and the rules and regulations promulgated thereunder. To the extent required by Section 162(m) of the Code, Shares subject to Awards which are canceled shall continue to be counted against the Award Limit.
3.3Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, but subject to Section ~~13.2~~ 12.2 of the Plan, Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available pursuant to Section 3.1(a) may be granted to any one or more Eligible Individuals without respect to such minimum vesting provisions. Nothing in this Section 3.3 shall preclude the Administrator from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Holder’s death, disability, Termination of Service or the consummation of a Change in Control.
ARTICLE 4.
GRANTING OF AWARDS

APPENDIX B: PROPOSED MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN

4.1Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except for any Non-Employee Director’s right to Awards that may be required pursuant to the Non-Employee Director Equity Compensation Policy as described in Section 4.6, no Eligible Individual or other Person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other Persons uniformly. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan or any Program shall be construed as mandating that any Eligible Individual or other Person shall participate in the Plan.
4.2Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Administrator in its sole discretion (consistent with the requirements of the Plan and any applicable Program). Award Agreements evidencing ~~Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing~~ Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.
4.3Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
4.4At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary.
4.5Foreign Holders. Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3.1, the Award Limit or the Director Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.
4.6Non-Employee Director Awards.
(a)Non-Employee Director Equity Compensation Policy. The Administrator, in its sole discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity

APPENDIX B: PROPOSED MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN

Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its sole discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its sole discretion.
(b)Director Limit. Notwithstanding any provision to the contrary in the Plan or in the Non-Employee Director Equity Compensation Policy, the sum of the grant date fair value of equity-based Awards and the amount of any cash compensation granted to a Non-Employee Director during any calendar year shall not exceed $400,000 (the “Director Limit”).
ARTICLE 5.~~ARTICLE 6.~~
~~ARTICLE 5.~~
~~PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION~~
~~5.1Purpose. The Administrator may, in its sole discretion, (a) determine whether an Award is intended to qualify as Performance-Based Compensation and (b) at any time after any such determination, alter such intent for any or no reason. If the Administrator, in its sole discretion, decides to grant an Award that is intended to qualify as Performance-Based Compensation (other than an Option or Stock Appreciation Right), then the provisions of this Article 5 shall control over any contrary provision contained in the Plan or any applicable Program; provided that, if after such decision the Administrator alters such intention for any reason, the provisions of this Article 5 shall no longer control over any other provision contained in the Plan or any applicable Program. The Administrator, in its sole discretion, may (i) grant Awards to Eligible Individuals that are based on Performance Criteria or Performance Goals or any such other criteria and goals as the Administrator shall establish, but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation and (ii) subject any Awards intended to qualify as Performance-Based Compensation to additional conditions and restrictions unrelated to any Performance Criteria or Performance Goals (including, without limitation, continued employment or service requirements) to the extent such Awards otherwise satisfy the requirements of this Article 5 with respect to the Performance Criteria and Performance Goals applicable thereto. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.~~
~~5.2 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Administrator shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Administrator (i) shall, unless otherwise provided in an Award Agreement, have the right to reduce or eliminate the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant, including the assessment of individual or corporate performance for the Performance Period, but (ii) shall in no event have the right to increase the amount payable for any reason.~~
~~5.3 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement and only to the extent otherwise permitted by Section 162(m) of the Code,~~

APPENDIX B: PROPOSED MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN

~~as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or a Subsidiary throughout the Performance Period. Unless otherwise provided in the applicable Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such Performance Period are achieved.~~
~~5.4Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan and the applicable Program and Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.~~
GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS
5.1~~6.1~~Granting of Options and Stock Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.
5.2~~6.2~~Qualification of Incentive Stock Options. The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No Person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Holder, or any other Person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.
5.3~~6.3~~Option and Stock Appreciation Right Exercise Price. The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.

APPENDIX B: PROPOSED MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN

5.4~~6.4~~Option and SAR Term. The term of each Option (the “Option Term”) and the term of each Stock Appreciation Right (the “SAR Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term or SAR Term, as applicable, shall not be more than (a) ten (10) years from the date the Option or Stock Appreciation Right, as applicable, is granted to an Eligible Individual (other than, in the case of Incentive Stock Options, a Greater Than 10% Stockholder), or (b) five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section ~~6.4~~ 5.4 and without limiting the Company’s rights under Section ~~11.7~~10.7, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder or otherwise, and may amend, subject to Section ~~11.7~~ 10.7 and ~~13.1~~12.1, any other term or condition of such Option or Stock Appreciation Right relating to such Termination of Service of the Holder or otherwise.
5.5~~6.5~~Option and SAR Vesting. The period during which the right to exercise, in whole or in part, an Option or Stock Appreciation Right vests in the Holder shall be set by the Administrator and set forth in the applicable Award Agreement, subject to Section 3.3. Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option or Stock Appreciation Right, (a) no portion of an Option or Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable and (b) the portion of an Option or Stock Appreciation Right that is unexercisable at a Holder’s Termination of Service shall automatically expire on the date of such Termination of Service.
5.6~~6.6~~Substitution of Stock Appreciation Rights; Early Exercise of Options. The Administrator may provide in the applicable Program or Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining term as the substituted Option. The Administrator may provide in the terms of an Award Agreement that the Holder may exercise an Option in whole or in part prior to the full vesting of the Option in exchange for unvested shares of Restricted Stock with respect to any unvested portion of the Option so exercised. Shares of Restricted Stock acquired upon the exercise of any unvested portion of an Option shall be subject to such terms and conditions as the Administrator shall determine.
ARTICLE 6.~~ARTICLE 7.~~
EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS
6.1~~7.1~~Exercise and Payment. An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article ~~7~~ 6 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.
6.2~~7.2~~Manner of Exercise. Except as set forth in Section ~~7.3~~6.3, all or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company or such other Person designated by the Administrator, or his, her or its office, as applicable:
(a)A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option or Stock Appreciation Right, or a portion thereof, is exercised.

APPENDIX B: PROPOSED MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN

The notice shall be signed or otherwise acknowledged electronically by the Holder or other Person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;
(b)Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law;
(c)In the event that the Option shall be exercised pursuant to Section ~~11.3~~ 10.3 by any Person or Persons other than the Holder, appropriate proof of the right of such Person or Persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and
(d)Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections ~~11.1~~ 10.1 and ~~11.2~~10.2.
6.3~~7.3~~Expiration of Option Term or SAR Term; Automatic Exercise of In-The-Money Options and Stock Appreciation Rights. Unless otherwise provided by the Administrator in an Award Agreement or otherwise or as otherwise directed by an Option or Stock Appreciation Rights Holder in writing to the Company, each vested and exercisable Option and Stock Appreciation Right outstanding on the Automatic Exercise Date with an exercise price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Option or Stock Appreciation Rights Holder or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section ~~11.1(b~~10.1(b) or ~~11.1(c~~10.1(c) and the Company or any Subsidiary shall be entitled to deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section ~~11.2~~10.2. Unless otherwise determined by the Administrator, this Section ~~7.3~~ 6.3 shall not apply to an Option or Stock Appreciation Right if the Holder of such Option or Stock Appreciation Right incurs a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Option or Stock Appreciation Right with an exercise price per Share that is equal to or greater than the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section ~~7.3~~6.3.
6.4~~7.4~~Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the date of transfer of such Shares to such Holder. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Holder in such disposition or other transfer.
ARTICLE 7.~~ARTICLE 8.~~
AWARD OF RESTRICTED STOCK
7.1~~8.1~~Award of Restricted Stock. The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.
7.2~~8.2~~Rights as Stockholders. Subject to Section ~~8.4~~7.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with

APPENDIX B: PROPOSED MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN

respect to said Shares, subject to the restrictions in the Plan, any applicable Program and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Holder to whom such Restricted Stock is granted becomes the record holder of such Restricted Stock; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares may be subject to the restrictions set forth in Section ~~8.3~~7.3. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.
7.3~~8.3~~Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement, subject to Section 3.3. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement.
7.4~~8.4~~Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement. Notwithstanding the foregoing, except as otherwise provided by Section 3.3, the Administrator, in its sole discretion, may provide that upon certain events, including, without limitation, a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall not lapse, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.
7.5~~8.5~~Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.
ARTICLE 8.~~ARTICLE 9.~~
AWARD OF RESTRICTED STOCK UNITS
8.1~~9.1~~Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.
8.2~~9.2~~Term. Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.
8.3~~9.3~~Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that the value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

APPENDIX B: PROPOSED MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN

8.4~~9.4~~Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Subsidiary, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator, subject to Section 3.3.
8.5~~9.5~~Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of the calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, in accordance with the applicable Award Agreement and subject to Section ~~11.4(f~~10.4(f), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.
8.6~~9.6~~Payment upon Termination of Service. An Award of Restricted Stock Units shall only be payable while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.
ARTICLE 9.~~ARTICLE 10.~~
AWARD OF OTHER STOCK OR CASH BASED AWARDS AND DIVIDEND EQUIVALENTS
9.1~~10.1~~Other Stock or Cash Based Awards. The Administrator is authorized to ~~(a)~~ grant Other Stock or Cash Based Awards, including awards entitling a Holder to receive Shares or cash to be delivered immediately or in the future, to any Eligible Individual ~~and (b) determine whether such Other Stock or Cash Based Awards shall be Performance-Based Compensation~~. Subject to the provisions of the Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Other Stock or Cash Based Award, including the term of the Award, any exercise or purchase price, performance goals, including the Performance Criteria, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement, subject to Section 3.3. Other Stock or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled.
9.2~~10.2~~Dividend Equivalents. Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Holder and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

APPENDIX B: PROPOSED MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN

Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.
ARTICLE 10.~~ARTICLE 11.~~
ADDITIONAL TERMS OF AWARDS
10.1~~11.1~~Payment. The Administrator shall determine the method or methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) held for such minimum period of time as may be established by the Administrator having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator in its sole discretion, or (e) any combination of the above permitted forms of payment. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
10.2~~11.2~~Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as a Holder may have elected, allow a Holder to satisfy such obligations by any payment means described in Section ~~11.1~~ 10.1 hereof, including without limitation, by allowing such Holder to elect to have the Company or any Subsidiary withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares that may be so withheld or surrendered shall be no greater than the number of Shares that have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the maximum statutory withholding rates in such Holder’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.
10.3~~11.3~~Transferability of Awards.
(a)Except as otherwise provided in Sections ~~11.3(b~~10.3(b) and ~~11.3(c~~10.3(c):
(i)No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;
(ii)No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of

APPENDIX B: PROPOSED MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN

law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section ~~11.3(a)(i~~10.3(a)(i); and
(iii)During the lifetime of the Holder, only the Holder may exercise any exercisable portion of an Award granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any Person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.
(b)Notwithstanding Section ~~11.3(a~~10.3(a), the Administrator, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Holder, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Holder or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award to any Person other than another Permitted Transferee of the applicable Holder); and (iii) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer. In addition, and further notwithstanding Section ~~11.3(a~~10.3(a), hereof, the Administrator, in its sole discretion, may determine to permit a Holder to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.
(c)Notwithstanding Section ~~11.3(a~~10.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other Person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder and any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a Person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the Person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Holder’s death.
10.4~~11.4~~Conditions to Issuance of Shares.
(a)The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such

APPENDIX B: PROPOSED MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN

reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law.
(b)All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).
(c)The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d)No fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.
(e)The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Shares.
(f)Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
10.5~~11.5~~Forfeiture and Claw-Back Provisions. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a Holder) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of an Award, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.
10.6~~11.6~~Prohibition on Repricing. Subject to Section ~~13.2~~12.2, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per Share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per Share exceeds the Fair Market Value of the underlying Shares. Furthermore, for purposes of this Section ~~11.6~~10.6, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per Share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per Share that is less than the exercise price per Share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.
10.7~~11.7~~Amendment of Awards. Subject to Applicable Law, the Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Holder’s consent to such action shall be

APPENDIX B: PROPOSED MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN

required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Holder, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Section ~~13.2 or 13.10~~12.2 or 12.10).
10.8~~11.8~~Data Privacy. As a condition of receipt of any Award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section ~~11.8~~ 10.8 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Holder’s participation in the Plan. The Company and its Subsidiaries may hold certain personal information about a Holder, including but not limited to, the Holder’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries and details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Holder’s participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration and management of the Plan. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Holder’s ability to participate in the Plan and, in the Administrator’s discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local human resources representative.
ARTICLE 11.~~ARTICLE 12.~~
ADMINISTRATION
11.1~~12.1~~Administrator. The Committee shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3 of the Exchange Act~~, and with respect to Awards that are intended to be Performance-Based Compensation~~, including Options and Stock Appreciation Rights, then the Committee shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more Non-Employee Directors, each of whom is intended to qualify as ~~both~~ a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule ~~and an “outside director” for purposes of Section 162(m) of the Code~~. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section ~~12.1~~ 11.1 or the Organizational Documents. Except as may otherwise be provided in the Organizational Documents or as otherwise required by Applicable Law, (a) appointment of Committee members shall be effective upon acceptance of appointment, (b) Committee members may resign at any time by delivering written or electronic notice to the Board and (c) vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (i) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” as used in the Plan shall be deemed to refer

APPENDIX B: PROPOSED MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN

to the Board and (ii) the Board or Committee may delegate its authority hereunder to the extent permitted by Section ~~12.6~~11.6.
11.2~~12.2~~Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan, all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend the Plan or any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section ~~11.5~~ 10.5 or Section ~~13.10~~12.10. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or ~~Section 162(m) of the Code, or any regulations or rules issued thereunder, or~~ the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.
11.3~~12.3~~Action by the Administrator. Unless otherwise established by the Board, set forth in any Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
11.4~~12.4~~Authority of Administrator. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:
(a)Designate Eligible Individuals to receive Awards;
(b)Determine the type or types of Awards to be granted to each Eligible Individual (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);
(c)Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(d)Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Criteria or performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;
(e)Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f)Prescribe the form of each Award Agreement, which need not be identical for each Holder;
(g)Decide all other matters that must be determined in connection with an Award;

APPENDIX B: PROPOSED MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN

(h)Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;
(i)Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;
(j)Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and
(k)Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 3.3 and Section ~~13.2~~12.2.
11.5~~12.5~~Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all Persons.
11.6~~12.6~~Delegation of Authority. The Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article ~~12~~11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act~~, (b) Covered Employees with respect to Awards intended to constitute Performance Based Compensation, or (c~~ or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law ~~(including, without limitation, Section 162(m) of the Code)~~. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section ~~12.6~~ 11.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.
ARTICLE 12.~~ARTICLE 13.~~
MISCELLANEOUS PROVISIONS
12.1~~13.1~~Amendment, Suspension or Termination of the Plan.
(a)Except as otherwise provided in Section ~~13.1(b~~12.1(b), the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section ~~11.5~~ 10.5 and Section ~~13.10~~12.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.
(b)Notwithstanding Section ~~13.1(a~~12.1(a), the Board may not, except as provided in Section ~~13.2~~12.2, take any of the following actions without approval of the Company’s stockholders given within twelve (12) months before or after such action: (i) increase the limit imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan or the Award Limit, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section ~~11.6~~10.6, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section ~~11.6~~10.6.

APPENDIX B: PROPOSED MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN

(c)No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders (such anniversary, the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan, the applicable Program and the applicable Award Agreement.
12.2~~13.2~~Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.
(a)In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan, and adjustments of the Award Limit); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); (iv) the grant or exercise price per share for any outstanding Awards under the Plan; and (v) the number and kind of Shares (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to Section 4.6.~~Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code unless otherwise determined by the Administrator.~~
(b)In the event of any transaction or event described in Section ~~13.2(a~~12.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:
(i)To provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section ~~13.2~~ 12.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment);
(ii)To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;
(iii)To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to such Award, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

APPENDIX B: PROPOSED MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN

(iv)To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement;
(v)To replace such Award with other rights or property selected by the Administrator; and/or
(vi)To provide that the Award cannot vest, be exercised or become payable after such event.
(c)In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections ~~13.2(a~~12.2(a) and ~~13.2(b~~12.2(b):
(i)The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted (and the adjustments provided under this Section ~~13.2(c)(i~~12.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company); and/or
(ii)The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan, and adjustments of the Award Limit).
(d)In the event that the successor corporation in a Change in Control refuses to assume or substitute for an Award (other than any portion subject to performance-based vesting), the Administrator may cause (i) any or all of such Award (or portion thereof) to terminate in exchange for cash, rights or other property pursuant to Section ~~13.2(b)(i~~12.2(b)(i) or (ii) any or all of such Award (or portion thereof) to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Award to lapse. If any such Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that such Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and such Award shall terminate upon the expiration of such period.
(e)For the purposes of this Section ~~13.2~~12.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.
(f)The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.
(g)Unless otherwise determined by the Administrator, no adjustment or action described in this Section ~~13.2~~ 12.2 or in any other provision of the Plan shall be authorized to the extent it would (i) ~~with respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, cause such Awards to fail to so qualify as Performance-Based~~

APPENDIX B: PROPOSED MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN

~~Compensation, (ii)~~ cause the Plan to violate Section 422(b)(1) of the Code, (~~iii~~ii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or ~~(iv~~(iii) cause an Award to fail to be exempt from or comply with Section 409A.
(h)The existence of the Plan, any Program, any Award Agreement and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks the rights of which are superior to or affect the Common Stock or the rights thereof or that are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(i)In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Administrator, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.
12.3~~13.3~~Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan.
12.4~~13.4~~No Stockholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.
12.5~~13.5~~Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.
12.6~~13.6~~Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.
12.7~~13.7~~Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the Person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder,

APPENDIX B: PROPOSED MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN

and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.
12.8~~13.8~~Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.
12.9~~13.9~~Governing Law. The Plan and any Programs and Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.
12.10~~13.10~~Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A, and such Award or other amount is payable on account of a Participant’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s Termination of Service, or (ii) the date of the Participant’s death. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a Holder’s consent, adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section ~~13.10~~ 12.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other Person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.
12.11~~13.11~~Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.
12.12~~13.12~~Indemnification. To the extent permitted under Applicable Law and the Organizational Documents, each member of the Administrator shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any

APPENDIX B: PROPOSED MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN

other rights of indemnification to which such Persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
12.13~~13.13~~Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
12.14~~13.14~~Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

MEDPACE

MEDPACE HOLDINGS, INC.
5375 MEDPACE WAY
CINCINNATI, OHIO 45227

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V67023-P26370 KEEP THIS PORTION FOR YOUR RECORDS

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MEDPACE HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) August J. Troendle
02) Dani S. Zander

The Board of Directors recommends you vote FOR the following proposals:

Stockholder Proposal:

The Board of Directors recommends you vote AGAINST the following proposal:

	For	Against	Abstain
5. Stockholder proposal regarding implementation of simple majority voting, if properly presented at the meeting.	☐	☐	☐

NOTE: THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE TWO NOMINATED DIRECTORS; (2) FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025; (3) FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT FOR THE 2025 ANNUAL MEETING; (4) TO APPROVE THE MEDPACE HOLDINGS, INC. 2016 AMENDED AND RESTATED INCENTIVE AWARD PLAN; AND (5) AGAINST THE STOCKHOLDER PROPOSAL REGARDING IMPLEMENTATION OF SIMPLE MAJORITY VOTING, IF PROPERLY PRESENTED AT THE MEETING.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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V67024-P26370

MEDPACE HOLDINGS, INC.
Annual Meeting of Stockholders
May 16, 2025 9:00 AM EDT
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of Medpace Holdings, Inc. (the "Company"), revoking all proxies heretofore given, hereby appoint(s) Jesse J. Geiger and Stephen P. Ewald, or either of them, as proxies, each with the power to appoint his substitute, to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of the Company that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM EDT on May 16, 2025, at www.virtualshareholdermeeting.com/MEDP2025, and any continuation, postponement or adjournment thereof.

Each of such proxies are individually authorized to vote in their discretion (x) for the election of any substitute nominee if any nominee named herein becomes unable to serve or for good cause will not serve and (y) on such other business as may properly be brought before the meeting or any continuation, postponement or adjournment thereof by or at the direction of the Board of Directors of the Company.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side